UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. ____)

Filed by the Registrant [X]	Filed by a Party other than the Registrant [ ]

[X]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material under to Section 240.14a-12

Inland Residential Properties Trust, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ ]	No fee required
[X]	Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.
(1) Title of each class of securities to which transaction applies:
Class A Common Stock, Class T Common Stock and Class T-3 Common Stock

	(2)	Aggregate number of securities to which transaction applies:
2,220,988 shares of Class A Common Stock (based on the projected number of shares of common stock outstanding as of December 31, 2018, assuming shares of Class T Common Stock and Class T-3 Common Stock are converted into shares of Class A Common Stock at their applicable conversion rates as set forth in the attached Proxy Statement).
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
$22.86 (based on the estimated maximum liquidating distributions per share)
	(4)	Proposed maximum aggregate value of transaction:
$50,779,240
	(5)	Total fee paid:
$6,322.02
[ ]	Fee paid previously with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

INLAND RESIDENTIAL PROPERTIES TRUST, INC.

NOTICE OF
ANNUAL MEETING OF STOCKHOLDERS
AND
PROXY STATEMENT

Date:	November 27, 2018
Time:	11:00 a.m. central time
Place:	2901 Butterfield Road
Oak Brook, Illinois 60523

PRELIMINARY PROXY STATEMENT DATED SEPTEMBER 26, 2018 — SUBJECT TO COMPLETION

Inland Residential Properties Trust, Inc.
2901 Butterfield Road
Oak Brook, Illinois 60523
(800) 826-8228

Notice of Annual Meeting of Stockholders
to be held November 27, 2018

Dear Stockholder:

The 2018 annual stockholders’ meeting of Inland Residential Properties Trust, Inc. (referred to herein as the “Company,” “we,” “our” or “us”), a Maryland corporation, will be held on November 27, 2018, at 11:00 a.m. central time, at our principal executive offices located at 2901 Butterfield Road in Oak Brook, Illinois 60523. At our annual meeting, we will ask you to consider and vote upon:

1.	A proposal to elect five directors to serve until the 2019 annual stockholders’ meeting and until their successors are duly elected and qualify;
2.	A proposal to ratify the selection of KPMG LLP (sometimes referred to herein as “KPMG”) as our independent registered public accounting firm for the fiscal year ending December 31, 2018;
3.	A proposal to approve a plan of liquidation and dissolution of the Company, including the sale of all or substantially all of the assets of the Company and the dissolution of the Company pursuant thereto (the “plan of liquidation”);
4.	A proposal to adjourn the annual meeting to a later date or dates, if necessary or appropriate as determined by the chairperson of the annual meeting, to solicit additional proxies in favor of the above proposals; and
5.	Any other business that may be properly presented at the annual meeting and any postponement or adjournment thereof.

If you were a stockholder of record at the close of business on September 18, 2018, you may vote at the annual meeting and any postponements or adjournments of the meeting.

Regardless of whether you plan to attend the annual meeting, please complete, sign, date and promptly return the enclosed proxy card in the postage-prepaid envelope provided. You may also authorize a proxy to vote your shares electronically via the internet or by telephone. For specific instructions on voting, please refer to the instructions on your proxy card or your voting instructions form. Any proxy may be revoked by delivery of a later dated proxy. If you attend the annual meeting, you may vote in person if you wish, even if you have previously signed and returned your proxy card. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote in person at the meeting, you must obtain a proxy issued in your name from such broker, bank or other nominee.

By order of the Board of Directors,

Cathleen M. Hrtanek
Secretary

__________ [ • ], 2018

ii

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

The following are some questions that you, as a stockholder of the Company, may have regarding the annual meeting, voting and the plan of liquidation, and brief answers to those questions. We urge you to read carefully the remainder of this proxy statement because the information in this section may not provide all the information that might be important to you with respect to the proposals being considered at the annual meeting. Additional important information is also contained in the exhibit to, and the documents incorporated by reference in, this proxy statement. In this section and elsewhere in this proxy statement, references to “you” refers to the holders of the Company’s common stock to whom the notice of annual meeting and this proxy statement are addressed.

Q:     What am I being asked to vote upon?

A:	At the annual meeting, we will ask you to vote on the following matters:
1.	A proposal to elect five directors to serve until the 2019 annual stockholders’ meeting and until their successors are duly elected and qualify;
2.	A proposal to ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018;
3.	A proposal to approve a plan of liquidation and dissolution of the Company, including the sale of all or substantially all of the assets of the Company and the dissolution of the Company pursuant thereto;
4.	A proposal to adjourn the annual meeting to a later date or dates, if necessary or appropriate as determined by the chairperson of the annual meeting, to solicit additional proxies in favor of the above proposals; and
5.	Any other business that may be properly presented at the annual meeting and any postponement or adjournment thereof.

Q:     Why is the plan of liquidation being proposed?

A:	Following the completion of our public offering in January, 2018, our board began to evaluate options in light of the fact that our fixed operating expenses relative to our gross income is disproportionately large due to the size of our portfolio. After considering various alternatives, with assistance and input from Inland Residential Business Manager & Advisor, Inc. (our “Business Manager”), the board decided that, at this time, pursuing a liquidity event in the form of selling all or substantially all of the assets of the Company and liquidating and dissolving the Company pursuant to the plan of liquidation is the best alternative to maximize stockholder value within a reasonable period of time.

Q:	What are the recommendations of our board of directors with respect to the proposals?
A:	Our board recommends that you vote “FOR” each of the persons nominated to serve as directors and “FOR” each of the other proposals being considered at the annual meeting including the plan of liquidation.

Q:     What are the key provisions of the plan of liquidation?

A:     The plan of liquidation provides, in pertinent part, that, among other things:

•	We will be authorized to sell all of our assets, liquidate and dissolve the Company and its subsidiaries, and distribute the net proceeds in accordance with the provisions of our charter, bylaws and the laws of the State of Maryland.
•	We will not engage in any business activities, except to the extent otherwise necessary to preserve the value of our assets, wind up our business, and pay or establish a reserve fund for our debts.
•	We will be authorized to satisfy any existing contractual obligations, and pay for required tenant improvements and capital expenditures at our real estate properties if necessary.
•	We will be authorized to provide for the payment of any and all claims and obligations of ours, including all contingent, conditional or contractual claims known to us. We may do so through the creation of a reserve fund or in other ways.
•	Once we make our final distribution and dissolve, all of our outstanding shares of common stock will be cancelled and we will cease to exist.
•	If, for some unanticipated reason, we do not sell our assets and pay our debts within twenty-four months of the date you approve the plan of liquidation, we intend, for tax purposes, to transfer and assign our remaining assets and liabilities to a liquidating trust and distribute beneficial interests in the liquidating trust to our stockholders equivalent to each stockholder’s ownership interests in the Company at that time. The liquidating trust will pay or provide for all of our liabilities and distribute any remaining net proceeds from the sale of its assets to the holders of beneficial interests in the liquidating trust. The amounts that you would receive from the liquidating trust are included in our estimates of the total amount of cash that stockholders may receive in the liquidation described herein. Your interests in a liquidating trust will be generally non-transferable except by will, intestate succession or operation of law.
•	Until we are dissolved, our board of directors may terminate, modify or amend the plan of liquidation without further action by our stockholders.

Q:     Who will oversee the liquidation?

A:	Because we are externally managed and have no employees, we rely on our Business Manager to manage our business, subject to oversight from our board of directors. Thus, the sale of the Company’s assets will be administered by our Business Manager with oversight from our board of directors, all in accordance with the plan of liquidation and subject to the Company’s governing documents.

Q:     What do you estimate I will receive in the liquidation?

A:	Our Business Manager estimates that the total cash that may be distributed to stockholders as liquidating distributions, taking into account both our obligation to repay outstanding debt and the estimated costs of liquidating which includes transaction costs related to the sale of the properties and the costs of continuing to operate the Company while we wind-up operations (our “Liquidating Distributions Estimate”), will range from approximately $21.38 to $22.86 per share of Class A common stock (“Class A Share”). This estimate assumes the conversion of shares of Class T common stock (“Class T Shares”) and shares of Class T-3 common stock (“Class T-3 Shares”) into Class A Shares as required by our governing documents as described below. Our Business Manager based our Liquidating Distributions Estimate in part on our Business Manager’s estimate of, among other things, the projected sale value of our real estate assets. Our Business Manager projected the sale value based on its analysis of existing cash flows noting the increase in occupancies and rents compared to December 31, 2017 as well as the values ascribed to our properties as part of the analysis performed to estimate our per share net asset value (“NAV”) and more recent “reports of value” provided to our Business Manager by brokers engaged to sell each property. Our Business Manager believes that improved net operating income being generated by the properties due to increased occupancies and rents with relatively stable cap rates, as noted in the broker reports, has increased the value of our properties. For example, our Business Manager estimates that the properties will sell at an estimated weighted average cap rate ranging from 5.56% to 5.72% on the projected going forward net operating income. These estimated cap rates compare to the range of 5.30% to 5.79% (mid-point of 5.55%) utilized in our estimate of NAV as of December 31, 2017. We did not, however, obtain appraisals of any of our properties as part of our Business Manager’s analysis. The broker reports that our Business Manager used in its analysis are typically obtained by sellers of properties to guide listing prices and evaluate potential returns. They are not, however, appraisals. For further information regarding the individual components of the range of the Liquidating Distributions Estimate, please see the section entitled “Proposal No. 3: Approve the Plan of Liquidation and Dissolution of the Company — Background.”

Our Liquidating Distributions Estimate is an estimate and does not necessarily reflect the actual amount that our stockholders will receive. The actual amount may be more or less than this estimated range, for various reasons discussed herein including in the section entitled “Risk Factors.” Actual amounts will depend on a number of factors, including actual proceeds from the sale of our properties, fees and expenses incurred in connection with the sale of our properties, operating expenses prior to disposition, including fees paid to our Business Manager and Inland Residential Real Estate Services LLC (our “Real Estate Manager”) as well as any other liabilities that we may incur.

Q:     When will I receive my liquidating distributions?

A:	We will make liquidating distributions in one or more payments which will be paid in the same manner as distributions you received from us. However, we cannot be sure of the timing or amount of any liquidating distribution. The actual timing and amount of the liquidating distributions will depend on a number of factors outside of our control discussed herein, including in the section entitled “Risk Factors.”

We anticipate selling all of our assets and completing our liquidation within one to four months of stockholder approval of the plan of liquidation. If, for some reason, we were unable to do so within twenty-four months, or if our board of directors decides it is otherwise advantageous, we could, for tax purposes, transfer our remaining assets and liabilities to a liquidating trust prior to the end of the twenty-four month period to ensure that we remain qualified as a real estate investment trust for U.S. federal income tax purposes (a “REIT”). If we did this, our stockholders would receive beneficial interests in the liquidating trust equivalent to the ownership interests in the Company as represented by each share of our Class A common stock prior to the transfer and assignment. The shares of beneficial interests in the liquidating trust would generally not be transferrable with certain exceptions.

The actual amounts and times of the liquidating distributions will be determined by our board of directors or, if a liquidating trust is formed, by the trustees of the liquidating trust, in their discretion. If you transfer your shares during the liquidation, the right to receive liquidating distributions will transfer with those shares.

Q:     What will happen to my shares of stock?

A:	Upon the sale of all or substantially all of our assets (the “Conversion Date”), the Class T Shares and the Class T-3 Shares will each convert into Class A Shares at their applicable conversion rates. We will cease paying any distribution and stockholder servicing fees associated with the shares on November 1, 2018. Liquidating distributions will be paid on the Class A Shares. Once we complete the liquidation and dissolve, all of our shares of our common stock will be cancelled.

Q:	What are the conversion rates?
A:	On the Conversion Date, Class T Shares and Class T-3 Shares will convert into a number of Class A Shares equal to the product of the number of Class T Shares or Class T-3 Shares being converted, as applicable, and a fraction, the numerator of which is the estimated per share NAV of the Class T Shares or the Class T-3 Shares, as applicable, and the denominator of which is the estimated per share NAV of the Class A Shares determined as of December 31, 2017. For purposes of the calculation in the immediately preceding sentence, the estimated per share NAVs of the Class T Shares and the Class T-3 Shares as of December 31, 2017 are reduced by any class-specific distribution and stockholder servicing fees paid by us to broker-dealers in excess of the amount by which the cash distributions are reduced for holders of Class T Shares or Class T-3 Shares, as applicable, in comparison to the cash distributions paid on Class A Shares (“Excess Fee”) from January 1, 2018 to the Conversion Date. The cash distributions on Class T Shares have been less than the cash distributions on Class A Shares by an amount equal to the distribution and stockholder servicing fees on the Class T Shares. The cash distributions on Class T-3 Shares have been less than the cash distributions on Class A Shares, partially reflecting the distribution and stockholder servicing fees on the Class T-3 Shares. The remaining distribution and stockholder servicing fees impacted the estimated per share NAV of the Class T-3 Shares. Based on the foregoing, each Class T Share will convert into 1.05054 Class A Shares and each Class T-3 Share will convert into 1.01048 Class A Shares, resulting in 2,220,988 Class A Shares estimated to be outstanding as of the end of our projected liquidation period, December 31, 2018.
Q:	Will I continue to receive regular monthly distributions during the plan of liquidation?
A:	Our present intention is to cease paying regular monthly distributions after the payment of the October 2018 distributions on or about November 1, 2018.
Q:	What will happen to the Company’s distribution reinvestment plan and share repurchase program?
A:	In contemplation of the plan of liquidation, on September 17, 2018, our board of directors determined to terminate the Company’s distribution reinvestment plan and share repurchase program. Because the Company intends to distribute all net cash proceeds from the liquidity event, the need for such plans no longer exists.
Q:	What alternatives to liquidation have you considered?
A:	Our board of directors and Business Manager evaluated other alternatives including:
•	a potential joint venture in which a third party would contribute properties and additional capital;

•	extending the Company’s offering period by filing a follow-on offering to raise additional capital;
•	seeking a merger or other business combination where the Company would be combined with a larger entity; and
•	continuing to operate our business.

After reviewing the alternatives reasonably available to us including discussions with third parties, our board of directors concluded, based on the recommendation of the Business Manager, that, at this time, pursuing a plan of liquidation is the best alternative to maximize stockholder value within a reasonable period of time. For further information, please see the section entitled “Proposal No. 3: Approve the Plan of Liquidation and Dissolution of the Company — Background.”

Q:	What are the U.S. federal income tax consequences of the liquidation to stockholders?
A:	In general, if the plan of liquidation is approved and the Company is liquidated, distributions to you under the plan of liquidation, including your pro rata share of the fair market value of any assets that are transferred to a liquidating trust, should not be taxable to you for U.S. federal income tax purposes until the aggregate amount of liquidating distributions to you exceeds your adjusted tax basis in your shares of common stock, and then should be taxable to you as capital gain (assuming you hold your shares as a capital asset). To the extent the aggregate amount of liquidating distributions to you is less than your adjusted tax basis in your shares of common stock, you generally will recognize a capital loss (assuming you hold your shares as a capital asset) in the year the final distribution is received by you. The transfer of our assets to a liquidating trust is a taxable event to our stockholders notwithstanding that the stockholders may not currently receive a distribution of cash or any other assets with which to satisfy the resulting tax liability. Please see the section entitled “Proposal No. 3: Approve the Plan of Liquidation and Dissolution of the Company — Material U.S. Federal Income Tax Consequences” for a more detailed summary of the possible U.S. federal income tax consequences to you. You should consult your tax advisor as to the tax effect of your particular circumstances.
Q:	Will we continue to maintain our status as a REIT?
A:	We anticipate that we will continue to satisfy the requirements necessary to qualify as a REIT until such time, if at all, as we transfer any remaining assets and liabilities to a liquidating trust, and that we will make distributions sufficient to ensure that we will not be required to pay U.S. federal income tax. Nevertheless, due to the changes in the nature of our assets and our sources of income that may result during this period, and the need to retain assets to meet liabilities, we can neither assure you that we will continue to qualify as a REIT nor that we will not become subject to U.S. federal income tax during the liquidation process. Any taxes imposed on us (because we are unable to retain our status as a REIT or we become subject to U.S. federal income tax during the liquidation process) could materially reduce the amount of cash available for distribution to our stockholders.

Q.	What will happen if the plan of liquidation is not approved by our stockholders?
A:	If the plan of liquidation is not approved by our stockholders, our board of directors will determine what other reasonably available alternatives to pursue are in the best interests of the Company, including potentially continuing to operate the business and our properties.
Q:	Can the plan of liquidation be abandoned to pursue a strategic alternative (or for any other reason)?
A:	Our board of directors may terminate, modify or amend the plan of liquidation without further action by our stockholders and for any reason, including to pursue other strategic alternatives that may become available to us, both before and after approval of the plan of liquidation by our stockholders.
Q:	Do you currently have agreements to sell your assets?
A:	As of the date of this proxy statement, we have not entered into any binding agreements to sell any of our assets. Under Maryland law, we are not permitted to sell all or substantially all of our assets before receiving stockholder approval, but we have begun marketing all of our assets.
Q:	Are there any interests in the liquidation that differ from my own?
A:	Yes. In considering the recommendation of the board of directors to approve the plan of liquidation, our stockholders should be aware that our Business Manager and its affiliates as well as our directors and executive officers, including those serving in similar positions with our Business Manager, may be deemed to have interests in the liquidation that are in addition to, or different from, your interests as a stockholder, including the following fees and expenses which are payable to our Business Manager and its affiliates under existing agreements with us:
•	Our Business Manager is entitled to receive business management fees and may receive reimbursement of expenses in connection with the implementation of the plan of liquidation.
•	Our Real Estate Manager is entitled to receive fees and reimbursements under a property management agreement.
•	An affiliate of the Business Manager and Real Estate Manager is entitled to receive subordinated incentive distributions equal to 15% of the amount remaining after our stockholders receive a return of their capital contributions plus an annual 6% cumulative, pre-tax, non-compounded return on the capital contributions.

•	Affiliates of the Business Manager and Real Estate Manager, including the service providers, are also entitled to reimbursements for any expenses that they pay or incur on our behalf in providing services to us.
•	Inland Real Estate Investment Corporation (“IREIC” or our “Sponsor”) and its affiliates are entitled to repayment of amounts owed to these parties, including non-interest bearing advances and unpaid offering costs, business management fees, acquisition and mortgage financing fees and advanced property operating expenses.
•	All outstanding and unvested restricted shares of common stock issued under the Company’s employee and director incentive restricted share plan, including 731 unvested restricted shares held by our independent directors in the aggregate, will vest upon the sale of all or substantially all of our assets.

Our board of directors was aware of these interests and considered them in making its recommendations. For further information regarding these and other interests that differ from your interests, please see the section entitled “Proposal No. 3: Approve the Plan of Liquidation and Dissolution of the Company — Interests of Certain Persons in the Plan of Liquidation.”

Q:     What is the proposal relating to adjourning the annual meeting?

A:	We are asking you to consider and vote on a proposal to permit adjournment of the annual meeting, if necessary, to permit further solicitation of proxies in the event that there are not sufficient votes present at the time of that meeting to approve the plan of liquidation proposal. We refer to this as the adjournment proposal. The vote for the plan of liquidation proposal is separate from the vote for the adjournment proposal.

Q:     Who is entitled to vote at the meeting?

A:	Holders of our common stock at the close of business on September 18, 2018 (the “Record Date”) are entitled to receive this notice and to vote their shares at the annual meeting. As of the Record Date, there were 1,488,254 Class A Shares outstanding, 409,687 Class T Shares outstanding and 261,680 Class T-3 Shares outstanding. Each share of common stock, regardless of class, is entitled to one vote on each matter properly brought before the meeting.

Your vote is needed to ensure that the proposals can be acted upon. Your vote is very important, even if you own a small number of shares. Your immediate response will help avoid potential delays and may save us significant additional expense associated with soliciting stockholder votes.

You may vote in person or by granting us a proxy to vote on the proposals. You may authorize a proxy in any of the following ways:

•	by mail, by completing, signing, dating and returning the proxy card in the enclosed envelope;
•	via telephone, by calling (800) 659-8917 and following the instructions provided on the proxy card; or
•	via the internet, by following the instructions provided on the proxy card.

If you return your proxy card but do not indicate how your shares should be voted, they will be voted “FOR” each proposal in accordance with the board’s recommendation.

If you grant us a proxy, you may nevertheless revoke your proxy at any time before it is exercised by: (1) sending written notice to us, Attention: Ms. Roberta S. Matlin, administrator; (2) providing us with a later dated proxy; or (3) attending the annual meeting in person and voting your shares. Merely attending the annual meeting, without further action, will not revoke your proxy.

Q:     What constitutes a quorum?

A:	A quorum refers to the number of shares that must be represented at a meeting to lawfully conduct business. The presence in person or by proxy of stockholders entitled to cast at least 50% of all of the votes entitled to be cast will constitute a quorum for the transaction of business at the meeting. If a share is represented for any purpose at the annual meeting it is deemed to be present for quorum purposes and for all other matters as well. Abstentions and broker non-votes, if any, will be counted for purposes of determining the existence of a quorum.

Q:     What vote of stockholders is required to approve the proposals?

A:	With regard to the election of directors, the affirmative vote of a majority of the shares of common stock present in person or by proxy at the annual meeting, assuming a quorum is present, is required to elect each nominee for director. Withheld votes will be counted for purposes of establishing a quorum and will have the effect of a vote against each nominee for director for which authority is withheld. Broker non-votes, if any, will be counted for purposes of establishing a quorum and will have the effect of a vote against each nominee for director.

With regard to the proposal relating to the ratification of the selection of KMPG as our independent registered public accounting firm for the fiscal year ending December 31, 2018, a majority of the votes cast at the annual meeting, assuming a quorum is present, is required to ratify the selection. Abstentions will not be counted as votes cast and will have no effect on the ratification proposal; however, a properly executed proxy card marked “ABSTAIN” will be counted for purposes of establishing a quorum.

Approval of the plan of liquidation proposal will require the affirmative vote of the holders of at least a majority of the shares of our common stock then outstanding and entitled to vote thereon. Abstentions and broker non-votes will have the effect of a vote against the plan of liquidation. Approval of the adjournment proposal requires the affirmative vote of a majority of the votes cast on the proposal. An abstention or broker non-vote, if any, will thus have no effect on the vote for this proposal.

Q:	What is a broker non-vote?
A:	A broker non-vote occurs when stockholders who hold their shares of common stock through a broker, bank or other nominee (i.e., in “street name”) fail to provide brokers with specific instructions on how to vote the shares, and the brokers do not have discretion to vote the shares. Because the election of directors and approval of the plan of liquidation proposal are matters for which brokers are prohibited from exercising their discretion, a broker non-vote will have the same effect as a vote against these proposals. A broker non-vote will have no effect on the outcome of the vote on the adjournment proposal. Because brokers are entitled to vote on the proposal relating to the ratification of the selection of KMPG as our independent registered public accounting firm for the fiscal year ending December 31, 2018, we do not anticipate any broker non-votes with regard to this proposal.
Q:	Is anyone assisting with this proxy solicitation?
A:	We have retained Morrow Sodali LLC (“Morrow”) to aid in the solicitation of proxies and to act as inspector of election at a fee estimated to be approximately $2,000 plus a fee equal to $6.50 for each stockholder solicited by telephone and any out-of-pocket expenses for soliciting proxies. Employees of our Business Manager also may solicit proxies by mail, personal contact, letter, telephone, facsimile or other electronic means. These individuals will not receive any additional compensation for these activities, but may be reimbursed by us for their reasonable out-of-pocket expenses.

We will pay all of the expenses incurred in connection with the solicitation of proxies, including preparing, assembling, printing and mailing the materials used in the solicitation of proxies. We may make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward soliciting materials, at our expense, to the beneficial owners of shares of our common stock held of record by such persons.

Q:     What should I do now?

A:	You should complete, date and sign your proxy card and return it promptly in the enclosed postage-prepaid envelope, or authorize a proxy to vote your shares by internet or telephone (please refer to the instructions on your proxy card or your voting instructions form), as soon as possible so that your shares may be represented at the annual meeting, even if you plan to attend the annual meeting in person.

Q:     How can I change my vote or revoke a proxy?

A:	You may revoke your proxy or change your vote at any time before your proxy is voted at the annual meeting. If you are a holder of record, you can do this in any of the three following ways:
•	by sending a written notice to us, Attention: Ms. Roberta S. Matlin, administrator, in time to be received before the annual meeting, stating that you would like to revoke your proxy;
•	by completing, signing and dating another proxy card and returning it by mail in time to be received before the annual meeting, or by completing a later dated proxy over the internet or by telephone, in which case your later dated proxy will be recorded and your earlier proxy revoked; or
•	by attending the annual meeting and voting in person, which will automatically cancel any proxy previously given, or revoking your proxy in person, but your attendance alone at the annual meeting will not revoke any proxy that you have previously given.

If you are a holder of record and you choose either of the first two methods, you must submit your notice of revocation or your new proxy to us no later than the beginning of the annual meeting. If your shares are held in street name by your broker, bank or other nominee, you should contact them to change your vote.

Q:     Do I have appraisal rights?

A:	No. Objecting stockholders are not entitled under Maryland law or our charter to appraisal rights or to any similar rights of dissenters in connection with the transactions contemplated by the plan of liquidation.

Q:     Whom should I call with other questions?

A:	If you have additional questions about this proxy statement or the annual meeting, please contact Inland Investor Services at (800) 826-8228. If you would like additional copies of this proxy statement, please contact our proxy solicitor, Morrow Sodali LLC, at (800) 662-5200.

SUMMARY

This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. For additional information concerning the plan of liquidation, you should read this entire proxy statement, including the exhibit, and the other documents incorporated by reference in this proxy statement. A copy of the plan of liquidation is included as Exhibit A to this proxy statement. The following summary should be read in conjunction with, and is qualified in its entirety by, the more detailed information appearing elsewhere in this proxy statement.

Our Business

We were incorporated on December 19, 2013 as a Maryland corporation. We were formed to primarily acquire and manage a portfolio of multi-family properties located primarily in the top 100 United States metropolitan statistical areas, which generally contain populations greater than 500,000 people. Our Business Manager is responsible for overseeing and managing our day-to-day operations. Our Real Estate Manager is responsible for managing our properties. Substantially all of our business is conducted through Inland Residential Operating Partnership, L.P. (the “operating partnership” or “OP”), of which we are the sole general partner. We elected and qualified to be taxed as a REIT commencing with our tax year ended December 31, 2015.

We were authorized to sell up to $1,000,000,000 of shares of common stock consisting of Class A Shares at a price of $25.00 per share, Class T Shares at a price of $23.95 per share, and Class T-3 Shares at a price of $24.14 per share, in any combination, in an initial “reasonable best efforts” offering (the “Offering”). We commenced our Offering of Class A Shares and Class T Shares on February 17, 2015, and, effective February 2, 2017, we reallocated certain of the remaining shares offered in the Offering to offer Class T-3 Shares. We ceased accepting subscription agreements dated after December 31, 2017 and terminated the Offering on January 3, 2018. We sold 2,047,607 shares of common stock generating gross proceeds of approximately $50 million from the Offering. On February 2, 2018, our board of directors determined an estimated per share NAV for each class of our common stock equal to $23.15 for Class A Shares, $24.32 for Class T Shares and $23.55 for Class T-3 Shares.

At June 30, 2018, we owned real estate consisting of three multi-family communities totaling 623 units. The properties consist of 677,142 square feet of residential and 10,609 square feet of retail gross leasable area. During the six months ended June 30, 2018, the properties’ weighted average daily occupancy for residential was 94.2% and at June 30, 2018, 605 units, or 97.1% of the total residential units, were leased. At June 30, 2018, 100% of the retail units were occupied. The plan of liquidation will, subject to certain limited exceptions, generally prohibit us from engaging in any further business activities.

Our Business Manager

All of our executive officers are also officers of our Sponsor or one or more of its affiliates and are compensated by those entities, in part, for their services rendered to us. We neither separately compensate our executive officers for their service as officers, nor do we reimburse either our Business Manager or Real Estate Manager for any compensation paid to individuals who also serve as our executive officers, or the executive officers of our Business Manager, our Real Estate Manager or their respective affiliates. We do not consider the corporate secretaries of the Company and our Business Manager to be “executive officers.” We have no employees, and our Business Manager, pursuant to the business management agreement, serves as our external advisor and manages our day-to-day operations.

The Annual Meeting of Stockholders

The annual meeting of the Company’s stockholders will be held on November 27, 2018. At the annual meeting, the stockholders will be asked to elect five directors to serve until the Company’s 2019 annual meeting of stockholders and until their successors are duly elected and qualify, to ratify the appointment of KPMG as the Company’s independent registered public accounting firm for the year ending December 31, 2018, to approve the plan of liquidation, and to approve the proposal to adjourn the annual meeting to a later date or dates if necessary or appropriate.

Only holders of record of common stock at the close of business on the Record Date are entitled to notice of and to vote at the annual meeting. As of the Record Date, there were approximately 1,147 holders of record of the Company’s common stock.

At the annual meeting, the presence in person or by proxy of stockholders entitled to cast at least 50% of all the votes entitled to be cast at the meeting will constitute a quorum. Abstentions, if any, will be counted in determining whether a quorum is present at the annual meeting. Abstentions are not counted as votes cast and will have no effect on the ratification of the appointment of KPMG as the Company’s independent registered public accounting firm or the proposal to adjourn the annual meeting to a later date or dates. Abstentions will have the same effect as a vote against the plan of liquidation and the election of each of the director nominees named in this proxy statement. Approval of the plan of liquidation requires the affirmative vote of the holders of at least a majority of the outstanding shares of common stock. Directors will be elected by the affirmative vote of the holders of a majority of the outstanding shares of common stock, present in person or by proxy, provided that a quorum is present. Approval of the proposal to ratify the appointment of KPMG as the Company’s independent registered public accounting firm requires the affirmative vote of the majority of the votes cast for the proposal at the annual meeting, provided that a quorum is present.

Approval of the proposal to adjourn the annual meeting to a later date or dates, if necessary or appropriate as determined by the chairperson of the annual meeting, requires the affirmative vote of a majority of the votes cast for the proposal. The Company’s bylaws authorize the chairperson of the meeting to adjourn the meeting in the discretion of the chairperson and without any action by the stockholders regardless of whether a quorum is present.

The Plan of Liquidation

The principal purpose of the plan of liquidation is to maximize stockholder value within a reasonable period of time. Pursuant to the plan, we expect to sell or otherwise dispose of all or substantially all of our properties and assets (including any assets held by the operating partnership and its and our subsidiaries).

Following the completion of the sale or transfer of all of our assets in accordance with the plan of liquidation, we will pay or provide for our liabilities and expenses, distribute the remaining proceeds of the liquidation of our assets to our stockholders, wind up our operations and dissolve.

Our common stock is currently registered under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). Pursuant to our plan of liquidation, we expect to terminate registration of our common stock under the Exchange Act after we have sold all our assets or transferred them to a liquidating trust.

Our Properties

As of June 30, 2018, we owned three communities located in three states consisting of 623 residential units.  In addition, we own ground level retail space totaling 10,609 square feet at one property. The table below presents a summary of our multi-family communities:

Community	Location	Total Number of Residential Units	Average Rental Rate per Residential Unit (a)	2018 Residential Average Daily Occupancy	Leased Residential Units at June 30, 2018	Purchase Price	Debt Balance(b)	Interest Rate(b)
The Retreat at Market Square	Frederick, MD	206	$1,601	94.8%	198	$45,727,557	$27,450,000	3.64%
Commons at Town Center	Vernon Hills, IL	85	1,919	94.8%	85	23,148,049	13,800,000	3.69%
Verandas at Mitylene	Montgomery, AL	332	941	93.5%	322	36,651,566	21,930,000	3.88%
	Total	623	$1,296		605	$105,527,172	$63,180,000

(a)	Average rental rate per residential unit is for June 2018.

(b)	Interest rate and debt balances are as of June 30, 2018.

Our communities include garden-style apartments generally defined as properties with multiple one to three story buildings in landscaped settings and mid-rise apartments situated in more urban settings.  The following table sets forth a summary of our communities by building type as of June 30, 2018:

Type	Residential Units
Garden-style	538
Mid-rise	85

Background and Reasons for the Plan of Liquidation

The plan of liquidation resulted from our board’s evaluation, with the Business Manager, of our options following completion of our Offering which raised less capital than anticipated. Our board and Business Manager considered:

•	a potential joint venture in which a third party would contribute properties and additional capital;
•	extending the Company’s offering period by filing a follow-on offering to raise additional capital;
•	seeking a merger or other business combination where the Company would be combined with a larger entity; and
•	continuing to operate our business.

After reviewing the alternatives reasonably available to us including discussions with third parties, our board of directors concluded, based on the recommendation of the Business Manager, that, at this time, pursuing a plan of liquidation is the best alternative to maximize stockholder value within a reasonable period of time. For further information, please see the section entitled “Proposal No. 3: Approve the Plan of Liquidation and Dissolution of the Company — Background.” Our board of directors discussed liquidation as a potentially attractive alternative given the potential disadvantages of continuing to operate the Company as a stand-alone entity, including the Company’s relatively small scale and stockholder equity, limited availability of capital, difficulty the Company faced in raising new capital and the difficulty of making accretive acquisitions relative to our cost of capital. In reaching its determination that the plan of liquidation is advisable and in the best interests of the Company and approving the plan of liquidation and recommending that our stockholders vote to approve the plan of liquidation, our board of directors considered a number of factors, including the following material factors:

•	Our board of directors believed that the sale or merger of the Company to a third party or raising additional capital by filing a follow-on offering or through a joint venture with a third party was not feasible due in large measure to our small size;

•	The tax benefits to certain of our stockholders from the fact that liquidating distributions will not be taxable to a U.S. stockholder until cumulative liquidating distributions to that stockholder exceed the tax basis in the stockholder’s shares and then would be taxable at capital gains rates, rather than a portion of each distribution potentially being taxable at ordinary income rates if distributions were made in the ordinary course of business rather than as liquidating distributions;
•	Our board of directors considered the fact that the Company could still, if the opportunity arose, consider and pursue an entity-level transaction for consideration payable in cash or liquid securities during the course of implementing a plan of liquidation; and
•	Following this review and consideration, our board of directors believes that the liquidating distributions that the Company will make to stockholders in connection with the plan of liquidation would likely maximize stockholder value within a reasonable period of time.

In the course of its deliberations, our board of directors also considered a variety of risks and other countervailing factors related to the plan of liquidation. The risks and other countervailing factors relating to the plan of liquidation include, but are not limited to, the following:

•	We intend, for tax purposes, to transfer our remaining unsold properties to a liquidating trust if we are unable to sell all of our assets and distribute the net proceeds to our stockholders within twenty-four months of the plan of liquidation being approved by stockholders, which may cause stockholders to recognize taxable gain at the time of such transfer, prior to the receipt of cash, and may have adverse tax consequences on tax-exempt and non-U.S. stockholders;
•	The costs incurred by the Company in connection with implementing the plan of liquidation may be greater than estimated; and
•	It is possible we could become subject to the 100% “prohibited transactions” excise tax on our net income and gain derived from the sale of any property we are treated as holding primarily for sale to customers in the ordinary course of our trade or business.

Interests in the Liquidation That Differ from Your Interests

Our Business Manager and our directors and executive officers, including all of our executive officers and two of our directors in their capacities as executives of the Business Manager and certain of its affiliates, may be deemed to have interests in the liquidation that are in addition to, or different from, your interests as a stockholder, including the following existing relationships:

•	Business Management Fee. Subject to satisfying the criteria described below, we pay the Business Manager an annual business management fee equal to 0.6% of our “average invested assets,” payable quarterly in an amount equal to 0.15% of our average invested assets as of the last day of the immediately preceding quarter; provided that the Business Manager may decide, in its sole discretion, to be paid in either cash or the equivalent amount of our Class A Shares, or a combination thereof; and provided further the Business Manager may decide, in its sole discretion, to be paid an amount less than the total amount to which it is entitled in any particular quarter, and the excess amount that is not paid may, in the Business Manager’s sole discretion, be waived permanently or deferred or accrued, without interest, to be paid at a later point in time.

As used herein, “average invested assets” means, for any period, the average of the aggregate book value of our assets, including all intangibles and goodwill, invested, directly or indirectly, in equity interests in, and loans secured by, properties, as well as amounts invested in securities or consolidated and unconsolidated joint ventures or other partnerships, before reserves for amortization and depreciation or bad debts, impairments or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the relevant calendar quarter.

•	Real Estate Management Fees. We pay our Real Estate Manager a monthly management fee of up to 4% of the gross income from any property. Our Real Estate Manager may reduce, in its sole discretion, the amount of the management fee payable in connection with a particular property, subject to these limits. We also reimburse our Real Estate Manager and its affiliates for property-level expenses that they pay or incur on our behalf, including the salaries, bonuses, benefits and severance payments for persons performing services, including without limitation acquisition due diligence services, for our Real Estate Manager and its affiliates (excluding the executive officers of our Real Estate Manager and our executive officers).
•	Other Fees and Expense Reimbursements. We reimburse the Business Manager, Real Estate Manager and entities affiliated with each of them, including Inland Real Estate Acquisitions, LLC (“IREA”) and its respective affiliates, as well as third parties, for any investment-related expenses they pay in connection with selecting, evaluating or acquiring any investment in real estate assets, regardless of whether we acquire a particular real estate asset, subject to the limits in our charter. Examples of reimbursable expenses include but are not limited to legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, third party broker or finder’s fees, title insurance expenses, survey expenses, property inspection expenses and other closing costs.

We reimburse IREIC, the Business Manager and their respective affiliates, including the service providers, for any expenses that they pay or incur on our behalf in providing services to us, including all expenses and the costs of salaries, bonuses, benefits and severance payments for persons performing services for these entities on our behalf (except for the salaries, bonuses, benefits and severance payments for persons who also serve as one of our executive officers or as an executive officer of the Business Manager).

An affiliate of the Business Manager and Real Estate Manager is entitled to receive subordinated incentive distributions equal to 15% of the amount remaining after our stockholders receive a return of their capital contributions plus an annual 6% cumulative, pre-tax, non-compounded return on the capital contributions.

•	Amounts Due to Related Parties. IREIC and its affiliates are entitled to repayment of amounts owed to these parties, including non-interest bearing advances and unpaid offering costs, business management fees, acquisition and mortgage financing fees and advanced property operating expenses.
•	Stock Awards. All outstanding and unvested restricted shares of common stock issued under the Company’s employee and director incentive restricted share plan, including 731 unvested restricted shares held by our independent directors in the aggregate, will vest upon the sale of all or substantially all of our assets.

For more detailed information, see “Proposal No. 1: Election of Directors — Stock Compensation” and “Executive Officers/Compensation — Certain Relationships and Related Transactions” herein.

Our board of directors is aware of these interests and considered them in making its recommendations.

Estimated Liquidating Distributions

We will seek to sell all of our assets and make all of the liquidating distributions within one to four months after the plan of liquidation is approved by our stockholders. Our board of directors has not, however, established a specific timetable for paying liquidating distributions to stockholders if the plan of liquidation is approved. We will be permitted to make one or more distributions from time to time, after providing or reserving for the payment of our obligations and liabilities, as we sell or otherwise liquidate our assets. All distributions will be paid to stockholders of record at the close of business on the record dates to be determined by our board of directors, pro rata based on the number of shares owned by each stockholder.

In evaluating the plan of liquidation, our Business Manager estimated that the total cash that may be distributed to stockholders as liquidating distributions, taking into account both our obligation to repay outstanding debt and the estimated costs of liquidating which includes transaction costs related to the sale of the properties and the costs of continuing to operate the Company while we wind-up operations, will range from approximately $21.38 to $22.86 per Class A Share. This estimated range also assumes the conversion of the Class T Shares and the Class T-3 Shares into Class A Shares.

Specifically, on the Conversion Date, Class T Shares and Class T-3 Shares will convert into a number of Class A Shares equal to the product of the number of Class T Shares or Class T-3 Shares being converted, as applicable, and a fraction, the numerator of which is the estimated per share NAV of the Class T Shares or the Class T-3 Shares, as applicable, and the denominator of which is the estimated per share NAV of the Class A Shares determined as of December 31, 2017. For purposes of the calculation in the immediately preceding sentence, the estimated per share NAVs of the Class T Shares and the Class T-3 Shares as of December 31, 2017 are reduced by any Excess Fee from January 1, 2018 to the Conversion Date. Based on the foregoing, each Class T Share will convert into 1.05054 Class A Shares and each Class T-3 Share will convert into 1.01048 Class A Shares, resulting in 2,220,988 Class A Shares estimated to be outstanding as of the end of our projected liquidation period, December 31, 2018.

Our Business Manager projected the sale value based on its analysis of existing cash flows noting the increase in occupancies and rents compared to December 31, 2017 as well as the values ascribed to our properties as part of the analysis performed to estimate our per share NAV and more recent “reports of value” provided to our Business Manager by brokers engaged to sell each property. Our Business Manager believes that improved net operating income being generated by the properties due to increased occupancies and rents with relatively stable cap rates, as noted in the broker reports, has increased the value of our properties. For example, our Business Manager estimates that the properties will sell at an estimated weighted average cap rate ranging from 5.56% to 5.72% on the projected going forward net operating income. These estimated cap rates compare to the range of 5.30% to 5.79% (mid-point of 5.55%) utilized in our estimate of NAV as of December 31, 2017. As part of the process of evaluating a sale of our assets and the Liquidating Distributions Estimate, we did not obtain appraisals of our properties. The broker reports that our Business Manager used in its analysis are typically obtained by sellers of properties to guide listing prices and evaluate potential returns. They are not, however, appraisals.

The following table, prepared by our Business Manager, summarizes the individual components of the range of the Liquidating Distributions Estimate:

	Low Value	High Value
Estimated real estate sales values (1)	$112,560,200	$115,900,000
Transaction costs (2)	($2,246,689)	($2,299,426)
Due to related parties (3)	($5,043,109)	($5,043,109)
Cash and other assets net of liabilities (4)	$5,401,774	$5,401,774
Debt (5)	($63,180,000)	($63,180,000)
Estimated net proceeds from the plan of liquidation	$47,492,177	$50,779,240

Shares of Class A common stock outstanding (6)	2,220,988	2,220,988
Liquidating Distributions Estimate (6)	$21.38	$22.86

 __________

  Estimated real estate sales value is the aggregate gross projected sales value of the properties owned by the Company. These estimates of the gross real estate sales prices of our assets are based, in part, on reports received from real estate brokers and other factors described above. We have not obtained any appraisals in connection with the plan of liquidation.
  Estimated costs associated with selling the Company’s properties, including but not limited to, transfer taxes, title fees, legal fees, debt fees, sales commissions paid to unrelated third party real estate brokers and prorations of operating expenses.
  Amounts owed to the Sponsor and its affiliates, including non-interest bearing advances and unpaid offering costs, business management fees, acquisition and mortgage financing fees and advanced property operating expenses.
  Based on cash as reported in the Company’s consolidated financial statements dated June 30, 2018, adjusted for projected net income through the estimated liquidation date of December 31, 2018.
  First mortgage debt outstanding secured by the properties that will be paid off or assumed upon the sale of each property.
  Assumes the conversion of Class T Shares and Class T-3 Shares into Class A Shares based on the estimated per share NAV of each class as of December 31, 2017 of $23.15 for Class A Shares, $24.32 for Class T Shares and $23.55 for Class T-3 Shares (as adjusted to reflect Excess Fees from January 1, 2018 to the Conversion Date).

In all cases, our Liquidating Distributions Estimate assumes that we will cease paying regular monthly distributions after the payment of the October 2018 distributions and cease paying distribution and stockholder servicing fees on November 1, 2018.

Stockholders should note that the Liquidating Distributions Estimate is only an estimate. The actual amount to be distributed will be based on actual proceeds from sale of the properties as well as actual debt outstanding that is repaid or assumed, and actual expenses of the sale process and of winding down the Company. Much like our estimate of per share NAV which was done as of December 31, 2017, our Liquidating Distributions Estimate is based on a number of assumptions, estimates and data that are inherently imprecise and susceptible to uncertainty and changes in circumstances, including changes to the value of individual assets as well as changes and developments in the real estate and capital markets, changes in interest rates, and changes in the composition of the Company’s portfolio. There can be no assurance that:

•	a stockholder would be able to resell his, her or its shares;
•	a stockholder will ultimately realize the amount we estimate in per share distributions; or
•	we will realize our estimated real estate values.

If, for some reason, we do not complete the liquidation within twenty-four months after the plan is approved, you would also receive an interest in a liquidating trust as discussed below. Distributions that you may receive from the liquidating trust, if any, are included in our Liquidating Distributions Estimate. Further, if we establish a reserve fund to pay for liabilities following the liquidation, the timing and amount of your distributions in the liquidation may be adversely impacted.

Material U.S. Federal Income Tax Consequences of the Plan of Liquidation

Generally, distributions to our stockholders (including distributions to a liquidating trust) will be taxable to our stockholders. You will recognize gain or loss equal to the difference between your adjusted tax basis in your shares of our common stock and the aggregate amount of cash and the fair market value, net of any accompanying liabilities, of property distributed to you (including your share of the fair market value of any property, net of any accompanying liabilities, distributed to a liquidating trust). The taxation of such gain or loss will depend on the circumstances of each stockholder, among other things. Special considerations apply to our stockholders that are “non-U.S. stockholders.” See “Proposal No. 3: Approve the Plan of Liquidation and Dissolution of the Company — Material U.S. Federal Income Tax Consequences.”

No Appraisal Rights

Objecting stockholders are not entitled under Maryland law or our charter to appraisal rights or to any similar rights of dissenters for their shares of our common stock in connection with the transactions contemplated by the plan of liquidation.

Risk Factors

The actual amount of liquidating distributions we pay to you may be more or less than our Liquidating Distributions Estimate, and the timing of your liquidating distributions may be delayed. Factors that could adversely impact the amount and timing of your distributions and other risks relating to the plan of liquidation include, among others, the following:

•	If we are unable to find buyers for our assets on a timely basis or at our expected sales prices, our liquidating distributions may be reduced or delayed or we may terminate the plan of liquidation.
•	If we are unable to satisfy all of our obligations to creditors, or if we have underestimated our future expenses, the amount of liquidation proceeds will be reduced.
•	Decreases in property values may reduce the amount we receive upon a sale of our assets, which would reduce the amount you receive in liquidating distributions.
•	If our liquidation costs or unpaid liabilities are greater than we expect, our liquidating distributions may be reduced or delayed.
•	Defaults under future sale agreements may reduce or delay liquidating distributions.
•	If we are unable to maintain the occupancy rates of currently leased units or spaces or if tenants default under their leases or other obligations to us during the liquidation process, our cash flow and the sales price of the impacted assets will be reduced, and our liquidating distributions may be reduced.
•	Our failure to remain qualified as a REIT would likely reduce the amount of our liquidating distributions.
•	Pursuing the plan of liquidation may increase the risk that we will become liable for U.S. federal income and excise taxes.
•	The sale of our assets may cause us to be subject to an excise tax on the net income if the sale is a “prohibited transaction.”
•	Our entity value may be adversely affected by adoption of the plan of liquidation.
•	Our board of directors may terminate, modify or amend the plan of liquidation at any time before or after it is approved by our stockholders.

•	Because liquidating distributions may be made in multiple tax years, if we were to abandon the plan of liquidation in a tax year subsequent to one in which we already made liquidating distributions, the timing and character of your taxation with respect to liquidating distributions made to you in the prior tax year could change, which may subject you to tax liability (which tax liability could be at ordinary income rather than capital gains rates) in the prior tax year to which you would not otherwise have been subject to, and we could lose our REIT status as of the beginning of such prior tax year.
•	Our board of directors will have the authority to cause us to sell our assets under terms less favorable than those assumed for the purpose of estimating our Liquidating Distributions Estimate.
•	Approval of the plan of liquidation will cause our basis of accounting to change, which could require us to write-down our assets.
•	Stockholders could be liable to creditors to the extent of liquidating distributions received if contingent reserves are insufficient to satisfy our liabilities.
•	If our plan of liquidation is approved, we will continue to incur the expenses of complying with public company reporting requirements during the liquidation period.
•	There can be no assurance that our adoption of the plan of liquidation will result in maximizing stockholder value within a reasonable period of time as compared to other alternatives at this time.
•	Our ability to implement the plan of liquidation depends to a significant degree upon the contributions of our executive officers and other key personnel of our Business Manager, and there is no assurance these officers and personnel will remain in place through completion of the liquidation.

For more information on the risks associated with our proposed plan of liquidation, see the section entitled “Risk Factors.”

RISK FACTORS

There are many risks associated with our business, the conflicts of interests that arise out of our relationship with the Business Manager and its affiliates, the real estate industry and the multi-family residential property market in general, our properties and assets in particular and our tax status as a REIT. These risks are described in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2017, in subsequently filed Quarterly Reports on Form 10-Q and in certain of our Current Reports on Form 8-K, each of which are incorporated herein by reference. In addition to these risks, you should consider the following additional risks associated with the plan of liquidation when deciding how to vote on Proposal No. 3.

We cannot assure you of the actual amount you will receive in liquidating distributions or when you will receive them.

Our Liquidating Distributions Estimate does not necessarily reflect the actual amount that our stockholders will receive in liquidating distributions. The preparation of these estimates involved judgments and assumptions with respect to the liquidation process and may not be realized. We cannot assure you that actual results will not vary materially from the estimates. The actual amount that we will distribute to you in the liquidation will depend upon the actual amount of our liabilities, the actual proceeds from the sale of our properties, the actual fees and expenses incurred in connection with the sale of our properties, the actual expenses incurred in the administration of our properties prior to disposition, the actual general and administrative expenses of the Company, our ability to continue to meet the requirements necessary to retain our status as a REIT throughout the period of the liquidation process, our ability to avoid entity-level U.S. federal income and excise taxes throughout the period of the liquidation process and other factors. If our liabilities (including, without limitation, tax liabilities and compliance costs) are greater than we currently expect or if the sales prices of our assets are less than we expect, your distributions will be reduced.

We may be required to invest additional amounts in our properties.

We have limited cash resources but may be required to make additional investments in our properties to enhance their sale value, including to correct defects or to make improvements before a property can be sold. We cannot assure you that we will have funds available to correct these defects or to make these improvements. Any reduction in the value of our assets would make it more difficult for us to sell those assets for the amounts that we have estimated. Reductions in the amounts that we receive when we sell our assets could decrease the payment of distributions to stockholders. Our failure to meet our capital needs with financing that is on favorable terms could reduce and delay the liquidating distributions we make to our stockholders.

Decreases in property values may reduce the amount we receive upon a sale of our assets, which would reduce the amount you receive in liquidating distributions.

There is no assurance that we will be able to sell our properties at prices or on terms and conditions acceptable to us. Investments in real properties are relatively illiquid. The amount we receive upon sale of our assets depends on the underlying value of our assets, and the underlying value of our assets may be reduced by a number of factors that are beyond our control, including, without limitation, the following:

•	changes in general economic or local conditions;
•	changes in supply of or demand for similar or competing properties in an area;
•	changes in interest rates and availability of mortgage funds that may render the sale of a property difficult or unattractive;
•	increases in operating expenses;
•	the financial performance of our tenants, and the ability of our tenants to satisfy their obligations under their leases;
•	vacancies and inability to lease or sublease space;
•	potential major repairs which are not presently contemplated or other contingent liabilities associated with the assets;
•	competition; and
•	changes in tax, real estate, environmental and zoning laws.

If our liquidation costs or unpaid liabilities are greater than we expect, our liquidating distributions may be reduced or delayed.

Before making the final liquidating distribution, we will need to pay or arrange for the payment of all of our transaction costs in the liquidation, all other costs and all valid claims of our creditors. Our board of directors may also decide to acquire one or more insurance policies covering unknown or contingent claims against us, for which we would pay a premium which has not yet been determined. Our board of directors may also decide to establish a reserve fund to pay these contingent claims. To the extent that we have underestimated these costs, our actual liquidating distributions may be reduced. In addition, if the claims of our creditors are greater than we have anticipated or we decide to acquire one or more insurance policies covering unknown or contingent claims against us, our liquidating distributions may be reduced or delayed. Further, if a reserve fund is established, payment of liquidating distributions to our stockholders may be reduced or delayed.

Defaults under future sale agreements may reduce or delay liquidating distributions.

If you approve the plan of liquidation and it is implemented, we will seek to enter into binding sale agreements for each of our properties. The consummation of the potential sales for which we will enter into sale agreements in the future will be subject to satisfaction of closing conditions. If any of the transactions contemplated by these future sale agreements do not close because of a buyer default, failure of a closing condition or for any other reason, we may not be able to enter into a new agreement on a timely basis or on terms that are as favorable as the original sale agreement. Any delay in the completion of asset sales could delay our payment of liquidating distributions to our stockholders. We will also incur additional costs involved in locating a new buyer and negotiating a new sale agreement for this asset. If we incur these additional costs, our liquidating distributions to our stockholders would be reduced.

Our board of directors will have the authority to cause us to sell our assets under terms less favorable than those assumed for the purpose of estimating our Liquidating Distributions Estimate.

If the plan of liquidation proposal is approved, our board of directors will have the authority to cause us to sell any and all of our assets on terms and to parties as our board of directors determines in its sole discretion. Notably, you will have no subsequent opportunity to vote on matters and will, therefore, have no right to approve or disapprove the terms of any sales.

Our entity value may be adversely affected by adoption of the plan of liquidation.

Once our stockholders approve the plan of liquidation and we commence implementing the plan of liquidation, we will begin the process of winding-up our operations. This may dissuade parties that might have an interest in acquiring our Company from pursuing such an acquisition and may, especially as the liquidation process progresses and draws closer to completion, also preclude other possible courses of action not yet identified by our board of directors.

Our board of directors may terminate the plan of liquidation.

Our board of directors has adopted and approved the plan of liquidation. Nevertheless, our board of directors may terminate the plan of liquidation without stockholder approval only (1) if the plan of liquidation is not approved by our stockholders or (2) (A) if the board of directors approves the Company entering into an agreement involving the sale or other disposition of all or substantially all of the assets of the Company or its common stock by merger, consolidation, share exchange, business combination, sale or other transaction involving the Company or (B) if the board of directors determines, in exercise of its duties under Maryland law, after consultation with the Business Manager, Real Estate Manager and its financial advisor (if applicable) or other third party experts familiar with the multi-family property market, that there is an adverse change in the multi-family property market that reasonably would be expected to adversely affect proceeding with the plan of liquidation. This power of termination may be exercised up to the time that the articles of dissolution have been accepted for record by the State Department of Assessments and Taxation of Maryland (“SDAT”). Notwithstanding approval of the plan of liquidation by our stockholders, our board of directors may modify or amend the plan of liquidation without further action by our stockholders to the extent permitted under then current law. Subject to the conditions described above, our board of directors may conclude either that its duties under applicable law require it to pursue business opportunities that present themselves or that abandoning the plan of liquidation is otherwise in the best interests of the Company. If our board of directors elects to pursue any alternative to the plan of liquidation, our stockholders may not receive any liquidating distributions.

Stockholders could be liable to creditors to the extent of liquidating distributions received if contingent reserves are insufficient to satisfy our liabilities.

If a court holds at any time that we have failed to make adequate provision for our expenses and liabilities or if the amount ultimately required to be paid in respect of these liabilities exceeds the amount available from the contingency reserve and the assets of the liquidating trust, our creditors could seek an injunction to prevent us from making distributions under the plan of liquidation on the grounds that the amounts to be distributed are needed to provide for the payment of our expenses and liabilities. Any such action could delay or substantially diminish the cash distributions to be made to stockholders or holders of beneficial interests of the liquidating trust under the plan of liquidation.

If we are unable to maintain the occupancy rates of currently leased units or spaces or if tenants default under their leases or other obligations to us during the liquidation process, our cash flow and the sales price of the impacted assets will be reduced and our liquidating distributions may be reduced.

We depend on tenants for revenue, and, accordingly, our revenue is dependent upon the success and economic viability of our tenants. In calculating the Liquidating Distributions Estimate, the Business Manager assumed that we would maintain the occupancy rates of currently leased units or spaces and that we would not experience any significant tenant defaults during the liquidation process that were not subsequently cured. Negative trends in one or more of these factors during the liquidation process may adversely affect the sales price of the impacted assets, which would reduce our liquidating distributions. Moreover, to the extent that we receive less rental income than we expect during the liquidation process, our liquidating distributions will be reduced. Any reduction in our operating cash flow could cause the payment of liquidating distributions to our stockholders to be reduced or delayed.

Our failure to remain qualified as a REIT would reduce the amount of our liquidating distributions.

Although our board of directors does not presently intend to terminate our REIT status prior to the final distribution of our assets and our dissolution, our board of directors may take actions pursuant to the plan of liquidation which would result in a loss of REIT status. Upon the final distribution of our assets and our dissolution, our existence and our REIT status will terminate. However, there is a risk that our actions in pursuit of the plan of liquidation may cause us to fail to meet one or more of the requirements that must be met in order to qualify as a REIT prior to completion of the plan of liquidation. For example, to qualify as a REIT, at least 75% of our gross income must come from real estate sources and 95% of our gross income must come from real estate sources and certain other sources that are itemized in the REIT provisions in the Internal Revenue Code of 1986, as amended (the “Code”), mainly interest and dividends. We may encounter difficulties satisfying these requirements as part of the liquidation process. In addition, in selling our assets, we may recognize ordinary income in excess of the cash received. The REIT provisions in the Code require us to pay out a large portion of our ordinary income in the form of a dividend to stockholders. However, to the extent that we recognize ordinary income without any cash available for distribution, and if we are unable to meet the REIT distribution requirements, we may cease to qualify as a REIT. While we expect to comply with the requirements necessary to qualify as a REIT in any taxable year, if we are unable to do so, we will, among other things (unless entitled to relief under certain statutory provisions):

•	not be allowed a deduction for dividends paid to stockholders in computing our taxable income;
•	be subject to U.S. federal income tax on our taxable income at regular corporate rates;
•	be subject to increased state and local taxes; and

•	be disqualified from treatment as a REIT for the taxable year in which we lose our qualification and for the four following taxable years.

As a result of these consequences, our failure to qualify as a REIT could cause the amount of the liquidating distributions to our stockholders to be reduced.

Pursuing the plan of liquidation may increase the risk that we will become liable for U.S. federal income and excise taxes.

We generally are not subject to U.S. federal income tax to the extent that we distribute to our stockholders during each taxable year (or, under certain circumstances, during the subsequent taxable year) dividends equal to our taxable income for the year (determined without regard to the deduction for dividends paid and by excluding any net capital gain). However, we are subject to U.S. federal income tax to the extent that our taxable income exceeds the amount of dividends distributed to our stockholders for the taxable year. In addition, we are subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid by us with respect to any calendar year are less than the sum of 85% of our ordinary income for that year, plus 95% of our capital gain net income for that year, plus 100% of our undistributed taxable income from prior years. While we intend to make distributions to our stockholders sufficient to avoid the imposition of any U.S. federal income tax on our taxable income and the imposition of the excise tax, differences in timing between our actual cash flow and the recognition of our taxable income could cause us to have to either borrow funds on a short-term basis to meet the REIT distribution requirements, find another alternative for meeting the REIT distribution requirements, or pay U.S. federal income and excise taxes. In addition (and as discussed in more detail below), net income from the sale of properties that are “dealer” properties (a “prohibited transaction” under the Code) would be subject to a 100% excise tax. The cost of borrowing or the payment of U.S. federal income and excise taxes would reduce the amount of liquidating distributions to our stockholders.

The sale of our assets may cause us to be subject to a 100% excise tax on the net income from “prohibited transactions,” which would reduce the amount of our liquidating distributions.

Assuming we remain qualified as a REIT, we will be subject to a 100% excise tax on any net income and gain derived from our sale or other dispositions of property that we are treated as holding primarily for sale to customers in the ordinary course of our trade or business (“prohibited transactions”). The Code provides a “safe harbor” which, if all its conditions are met, would protect a REIT’s property sales from being considered prohibited transactions. Regardless of whether a transaction qualifies for the safe harbor, we believe, but cannot assure you, that all of our properties are held for investment and that none of the property sales that we intend to make pursuant to the plan of liquidation should be subject to this tax. If the IRS were to successfully treat some or all of the property sales as prohibited transactions resulting in the payment of taxes by us, the amount of liquidating distributions to our stockholders could be significantly reduced.

Distributing interests in a liquidating trust may cause you to recognize taxable gain prior to the receipt of cash.

The REIT provisions of the Code generally require that each year we distribute as a dividend to our stockholders at least 90% of our REIT taxable income (determined without regard to the dividends paid deduction and excluding net capital gain). Liquidating distributions we make pursuant to a plan of liquidation generally will, subject to the discussion below regarding the abandonment of the plan of liquidation, to the extent of our current earnings and profits for the year of the liquidating distribution, qualify for the dividends paid deduction, provided that they are made within twenty-four months of the adoption of the plan. Conditions may arise which cause us not to be able to liquidate within the twenty-four-month period. For instance, it may not be possible to sell our assets at acceptable prices during this period. In this event, rather than retain our assets and risk losing our status as a REIT, we intend, for tax purposes, to transfer our remaining assets and liabilities to a liquidating trust in order to meet the twenty-four-month requirement. We may also elect to transfer our remaining assets and liabilities to a liquidating trust within the twenty-four-month period to avoid the costs of operating as a public company. This contribution would be treated for U.S. federal income tax purposes as a distribution of our remaining assets to our stockholders, followed by a contribution of the assets to the liquidating trust. As a result, you would recognize gain to the extent your share of the cash and the fair market value of any assets received by the liquidating trust was greater than your tax basis in your stock (reduced by the amount of all prior liquidating distributions made to you during the liquidation period) prior to the subsequent sale of the assets by the liquidating trust and the distribution to you of the net cash proceeds, if any. Pursuant to IRS guidance, the liquidating trust generally could have up to three years (subject to extension in certain cases) to distribute its assets to you. This transfer also may have adverse tax consequences for tax-exempt and non-U.S. stockholders, including with respect to the on-going activity of the liquidating trust.

In addition, the fair market value of the assets received by the liquidating trust, as estimated for purposes of determining the extent of the stockholder’s gain at the time interests in the liquidating trust are distributed to the stockholders, may exceed the cash or fair market value of property received by the liquidating trust on a sale of the assets. In this case, the stockholder would recognize a loss in a taxable year subsequent to the taxable year in which the gain was recognized, which loss may be limited under the Code.

Because liquidating distributions may be made in multiple tax years, if we were to abandon the plan of liquidation in a tax year subsequent to one in which we already made liquidating distributions, the timing and character of your taxation with respect to liquidating distributions made to you in the prior tax year could change, which may subject you to tax liability.

The U.S. federal income tax consequences of abandoning a plan of liquidation are not entirely clear once we have begun making liquidating distributions, in particular because liquidating distributions could be made in multiple tax years during the twenty-four months we have for U.S. federal income tax purposes to complete our liquidation after the plan of liquidation has been approved by our stockholders. In general, if you are a “U.S. stockholder,” distributions to you under the plan of liquidation, including your pro rata share of the fair market value of any assets that are transferred to a liquidating trust, should not be taxable to you for U.S. federal income tax purposes until the aggregate amount of liquidating distributions to you exceeds your adjusted tax basis in your shares of common stock, and then should be taxable to you as capital gain (assuming you hold your shares as a capital asset). However, if we abandon the plan of liquidation, the U.S. federal income tax treatment of any liquidating distributions already made pursuant to the plan of liquidation would change because they would no longer be treated as having been made as part of our complete liquidation. Instead, any distributions could be treated as either a distribution made with respect to the shares you hold, subject to the normal rules of U.S. federal income tax the distributions you currently receive are subject to, or as payment to you for the sale or exchange of your shares in partial redemption of them. Treatment as a sale or distribution would depend on your particular circumstances and we cannot predict which would apply; however, regardless of which treatment would apply, each distribution likely would be at least partially taxable to you, and potentially at rates applicable to ordinary income rather than to capital gains.

Accordingly, if you are a “U.S. stockholder” and we had made liquidating distributions in the tax year we adopted the plan of liquidation which did not exceed your tax basis in your shares (and therefore were not taxable to you), and we abandoned the plan of liquidation in the subsequent tax year, you may now have a tax liability with respect to the distributions made to you in the prior tax year, and, if they are treated as distributions rather than as payments in partial redemption of your shares, whether you are taxed at ordinary income or capital gains rates may depend on whether we had declared any portion of the distributions as capital gain dividends. In addition, liquidating distributions we make pursuant to a plan of liquidation qualify for the dividends paid deduction to the extent of our current earnings and profits for the year of the liquidating distribution (which helps us ensure we meet our annual distribution requirement during our liquidation process), provided that they are made within twenty-four months of the adoption of the plan; however, if such distributions were no longer made pursuant to our complete liquidation within twenty-four months of the adoption of our plan of liquidation, whether any part of the distributions qualify for the dividends paid deduction will depend on different criteria. If we had made some liquidating distributions in one tax year and we abandoned the plan of liquidation in the subsequent tax year, it is possible that we may not have made sufficient distributions in that first tax year to satisfy our annual distribution requirement for that tax year which, if we are unable to cure such failure, could result in the loss of our REIT status effective as of the beginning of that first tax year. Furthermore, we could be treated as having failed to withhold the correct amount with respect to distributions to “non-U.S. stockholders,” which could subject us to penalties, thereby reducing the amount available for distribution to our stockholders.

Approval of the plan of liquidation may lead to stockholder litigation, which could result in substantial costs and distract our management.

Historically, extraordinary corporate actions by a company, such as our proposed plan of liquidation, often lead to securities class action lawsuits being filed against that company. We may become involved in this type of litigation as a result of our proposal of the plan of liquidation, which risk may be increased if stockholders approve the plan of liquidation. If a lawsuit is filed against us, the litigation may be costly and, even if we ultimately prevail, the process of defending against the lawsuit will divert management’s attention from implementing the plan of liquidation and otherwise operating our business. If we do not prevail, we may be liable for damages. We cannot predict the amount of any damages, however, liquidating distributions to our stockholders could be delayed by requiring us to pay damages.

Our ability to implement the plan of liquidation depends to a significant degree upon the contributions of our executive officers and other key personnel of our Business Manager.

We are externally managed by the Business Manager and have no employees of our own. Personnel and services that we require are provided to us under contracts with our Business Manager and its affiliates. We depend on our Business Manager and Real Estate Manager to manage our operations and manage our real estate assets, including sale of our real estate assets. Accordingly, our ability to implement the plan of liquidation depends to a significant degree upon the contributions of our executive officers and other key personnel of our Business Manager. We cannot guarantee that all, or any, of these key personnel will continue to provide services to us or our Business Manager, particularly in light of the liquidation of our business and potential termination of the business management agreement with our Business Manager, and the loss of any of these key personnel could cause our ability to successfully implement the plan of liquidation to suffer.

Approval of the plan of liquidation will cause our basis of accounting to change, which could require us to write-down our assets.

Once the stockholders approve the proposed plan of liquidation or adoption of the plan of liquidation appears imminent, we must change our basis of accounting from the going-concern basis to the liquidation basis of accounting. In order for our financial statements to be in accordance with generally accepted accounting principles under the liquidation basis of accounting, all of our assets must be stated at their estimated net realizable value, and all of our liabilities must be recorded at the estimated amounts at which the liabilities are expected to be settled. As of June 30, 2018, our net assets, as reported on our financial statements which were prepared in accordance with generally accepted accounting principles for a going concern, were $33,037,103. Based on the Business Manager’s analysis and estimate, we project making liquidating distributions ranging from $47,492,177 to $50,779,240. However, there is no assurance we will be able to pay liquidating distributions falling in this range. Therefore, there is a risk that the liquidation basis of accounting may entail write-downs of certain of our assets to values substantially less than their respective current carrying amounts, and may require that certain of our liabilities be increased or certain other liabilities be recorded to reflect the anticipated effects of an orderly liquidation.

Until the plan of liquidation is approved, we will continue to use the going-concern basis of accounting. If our stockholders do not approve the plan of liquidation, we will continue to account for our assets and liabilities under the going-concern basis of accounting. Under the going-concern basis, assets and liabilities are expected to be realized in the normal course of business. However, long-lived assets to be sold or disposed of should be reported at the lower of carrying amount or estimated fair value less cost to sell. For long-lived assets to be held and used, when a change in circumstances occurs, our management must assess whether we can recover the carrying amounts of our long-lived assets. If our management determines that, based on all of the available information, we cannot recover those carrying amounts, an impairment of value of our long-lived assets has occurred and the assets should be written down to their estimated fair value. In addition, write-downs in our assets could reduce the price that a third party would be willing to pay to acquire your shares or our assets.

If our plan of liquidation is approved, we will continue to incur the expenses of complying with public company reporting requirements during the implementation of the plan of liquidation.

Through the implementation of our plan of liquidation, we will have an obligation to continue to comply with the applicable reporting requirements of the Exchange Act, even if compliance with these reporting requirements is economically burdensome. In order to curtail expenses, we may, after filing our articles of dissolution, seek relief from the Securities and Exchange Commission (the “SEC”) from the reporting requirements under the Exchange Act. We anticipate that, if relief is granted, we would continue to file current reports on Form 8-K to disclose material events relating to our liquidation and dissolution, along with any other reports that the SEC might require, but would discontinue filing Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

There can be no assurance that our adoption of the plan of liquidation will result in greater returns to you on your investment within a reasonable period of time than you would receive through other alternatives at this time.

If our stockholders approve the plan of liquidation, you will no longer participate in any future earnings or growth of our assets or benefit from any increases in the value of our assets once our assets are sold. While our board of directors believes that a liquidation at this time will be more likely to provide you with a greater return on your investment within a reasonable period of time than you would receive through other alternatives at this time, this belief relies on certain assumptions and judgments concerning future events. Therefore, it is possible that continuing with the status quo or pursuing one or more of the other alternatives provide you with a greater return within a reasonable period of time. In that case, we will be foregoing those attractive opportunities if we implement the plan of liquidation. If the plan of liquidation is not approved by you and our other stockholders, our board of directors will evaluate other strategies or alternatives.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains, in addition to historical information, certain forward-looking statements that involve significant risks and uncertainties, which are difficult to predict, and are not guarantees of future performance. Such statements can generally be identified by words such as “anticipates,” “expects,” “intends,” “may,” “will,” “should,” “could,” “plans,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

Among many other examples, the following statements are examples of the forward-looking statements in this proxy statement:

•	all predictions of the amount or timing of liquidating distributions to be received by stockholders;
•	all statements regarding our ability to continue to qualify as a REIT;
•	all statements regarding how our board of directors will interpret and comply with the terms of the plan of liquidation;
•	all statements regarding the timing of asset dispositions and the sales price we expect to receive for assets; and
•

all statements regarding the future sale value of our properties and resulting future cash flows, the amount of expenses expected to be incurred in liquidating and in selling our properties and the effects of liquidation on the market for our properties.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to known (and unknown) risks, uncertainties and other unpredictable factors, many of which are beyond our control. Many relevant risks are described in the section entitled “Risk Factors” above as well as throughout this proxy statement and in the “Risk Factors” sections included in the documents incorporated by reference, and you should consider these important cautionary factors as you read this proxy statement.

The forward-looking statements contained in this proxy statement reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ significantly from those expressed or implied in any forward-looking statement. We are not able to predict all of the factors that may affect future results. For a discussion of these and other factors that could cause actual results to differ materially from any forward-looking statements, see the risk factors discussed herein and in Item 1A, “Risk Factors,” and in Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and other risks and uncertainties detailed in such annual report and our other reports and filings with the SEC. These risks, contingencies and uncertainties include:

•	uncertainties relating to the exact amount or timing of our sales of assets and liquidating distributions;

•	uncertainties regarding our ability to continue to qualify as a REIT;
•	availability of qualified personnel;
•	uncertainties relating to our asset portfolio;
•	uncertainties relating to our operations;
•	uncertainties relating to domestic and international economic and political conditions;
•	uncertainties regarding the impact of regulations, changes in government policy and industry competition;
•	unexpected costs or unexpected liabilities that may arise from the transactions contemplated by the plan of liquidation;
•	changes in general economic, business and political conditions, including the possibility of intensified international hostilities, acts of terrorism, and changes in conditions of United States or international lending, capital and financing markets, including events or circumstances that undermine confidence in the financial markets or otherwise have a broad impact on financial markets, such as the sudden instability or collapse of large financial institutions or other significant corporations;
•	actual or potential conflicts of interest which certain of our executive officers and our directors have in connection with the liquidation;
•	changes in governmental regulations, tax laws (including changes to laws governing the taxation of REITs) and rates, and similar matters; and
•	other risks detailed from time to time in our reports filed with the SEC.

The cautionary statements contained or incorporated by reference into this proxy statement should be considered in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf. Except for our ongoing obligations to disclose certain information as required by the federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

INFORMATION ABOUT THE ANNUAL MEETING

Our board of directors is soliciting your vote for the 2018 annual meeting of stockholders. At the meeting, you will be asked to consider and vote upon:

1.	A proposal to elect five directors;
2.	A proposal to ratify the selection of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2018;
3.	A proposal to approve a plan of liquidation and dissolution of the Company pursuant to which we will undertake the following, among other things:
•	sell or otherwise dispose of all or substantially all of our assets, including any assets held by our operating partnership and its and our subsidiaries, in exchange for cash or other assets that may be conveniently liquidated or distributed;
•	pay or provide for our liabilities and expenses, which may include establishing a reserve fund to pay contingent or unknown liabilities;
•	distribute our current cash and the remaining proceeds of the liquidation to stockholders after paying or providing for our liabilities and expenses, and take all necessary or advisable actions to wind up our affairs;
•	if, for some unanticipated reason, we do not sell our assets and pay our debts within twenty-four months of the date stockholders approve the plan of liquidation, we intend, for tax purposes, to transfer and assign our remaining assets and liabilities to a liquidating trust and distribute beneficial interests in the liquidating trust to our stockholders;
•	wind up our operations and dissolve the Company, all in accordance with the plan of liquidation attached to this proxy statement as Exhibit A;
4.	A proposal to adjourn the annual meeting to a later date or dates, if necessary or appropriate as determined by the chairperson of the annual meeting, to solicit additional proxies in favor of the above proposals; and
5.	Any other business that may be properly presented at the annual meeting and any postponement or adjournment thereof.

The board of directors recommends that you vote “FOR” each proposal.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on November 27, 2018. This proxy statement, the proxy card and our Annual Report on Form 10-K for the year ended December 31, 2017 are available on our website at inland-investments.com/inland-residential-trust. Additional copies of this proxy statement or our Annual Report on Form 10-K for the year ended December 31, 2017 will be furnished to you, without charge, by writing us at 2901 Butterfield Road, Oak Brook, Illinois 60523, Attention: Investor Services. If requested by stockholders, we also will provide copies of exhibits to our Annual Report on Form 10-K for the year ended December 31, 2017 for a reasonable fee. If you own shares of common stock in more than one account, such as individually and jointly with your spouse, you may receive more than one set of these materials. Please make sure to vote all of your shares. This proxy statement summarizes information we are required to provide to you under the rules of the SEC.

All of the reports, proxy materials and other information that we file with the SEC also can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies also can be obtained by mail from the Public Reference Room at prescribed rates. Please call the SEC at (800) SEC-0330 for further information on the operation of the Public Reference Room. In addition, the SEC maintains an internet website (www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

STOCK OWNERSHIP

Stock Owned by Certain Beneficial Owners and Management

The following table sets forth information as of September 18, 2018 regarding the number and percentage of shares beneficially owned by each director, each executive officer, all directors and executive officers as a group, and any person known to us to be the beneficial owner of more than 5% of our outstanding common stock. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the following table have sole voting and investment power with respect to all shares that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 2,159,622 shares of our common stock outstanding at September 18, 2018. Unless otherwise indicated, the address of each beneficial owner listed in the following table is c/o Inland Residential Properties Trust, Inc., 2901 Butterfield Road, Oak Brook, Illinois 60523.

	Shares Beneficially Owned(1)
	Common Stock
Name and Address of Beneficial Owner	Shares	Percentage
Directors and Executive Officers:
Daniel L. Goodwin, Director and Chairman of the Board (2)	102,800	4.8%
Adrian B. Corbiere, Independent Director (3)	810	*
Meredith W. Mendes, Independent Director (4)	234	*
Michael W. Reid, Independent Director (5)	810	*
Mitchell A. Sabshon, Director, President and Chief Executive Officer	476	*
Catherine L. Lynch, Chief Financial Officer and Treasurer (6)	513	*
David Z. Lichterman, Former Vice President, Treasurer and Chief Accounting Officer (7)	__	__
Roderick S. Curtis, Vice President	222	*
Cathleen M. Hrtanek, Secretary	__	__
All Directors and Executive Officers as a group (9 persons)	105,863	4.9%

_______________________

* Less than 1%

(1)	All fractional ownership amounts have been rounded to the nearest whole number. All shares currently owned by our directors and executive officers are Class A Shares.
(2)	Mr. Goodwin’s beneficial ownership includes 4,784 shares directly owned by the Goodwin 2012 Descendants Trust and 98,016 shares owned by Inland Real Estate Investment Corporation. Mr. Goodwin’s wife, as trustee, has sole voting and investment power over the shares owned by the Goodwin 2012 Descendants Trust. Mr. Goodwin controls the voting and disposition decisions with respect to the shares owned by Inland Real Estate Investment Corporation.
(3)	Includes 292 unvested restricted shares. Mr. Corbiere’s shares are directly owned by Race Point LLC, which is controlled by Mr. Corbiere.
(4)	Includes 146 unvested restricted shares. Ms. Mendes’ shares are directly owned by MWM Investments LLC, which is controlled by Ms. Mendes.
(5)	Includes 292 unvested restricted shares.
(6)	Ms. Lynch shares voting and dispositive power with her husband over all of the shares that they own.
(7)	Mr. Lichterman served as a Vice President and our Treasurer and Chief Accounting Officer until April 5, 2018.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires each director, officer and individual beneficially owning more than 10% of our common stock to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of our common stock with the SEC. Directors, officers and greater than 10% beneficial owners are required by SEC rules to furnish us with copies of all forms they file. Based solely on a review of the copies of these forms furnished to us during, and with respect to, the fiscal year ended December 31, 2017, or written representations that no additional forms were required, we believe that all of our officers and directors and persons that beneficially owned more than 10% of the outstanding shares of our common stock complied with these filing requirements during the fiscal year ended December 31, 2017.

CORPORATE GOVERNANCE PRINCIPLES

Independence

Our business is managed under the direction and oversight of our board. The members of our board are Adrian B. Corbiere, Daniel L. Goodwin, Meredith W. Mendes, Michael W. Reid and Mitchell A. Sabshon. As required by our charter, a majority of our directors must be “independent.” As defined by our charter, an “independent director” is a director who is not, and within the last two years has not been, directly or indirectly associated with our Sponsor or the Business Manager by virtue of (1) ownership of an interest in the Sponsor, the Business Manager or any of their affiliates, (2) employment by the Sponsor, the Business Manager or any of their affiliates, (3) service as an officer or director of the Sponsor, the Business Manager or any of their affiliates, (4) performance of services, other than as a director, for the Company, (5) service as a director or trustee of more than three REITs organized by the Sponsor or advised by the Business Manager or (6) maintenance of a material business or professional relationship with the Sponsor, the Business Manager or any of their affiliates. For purposes of this definition, an indirect association with the Sponsor or the Business Manager includes circumstances in which a director’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law is or has been associated with the Sponsor, the Business Manager, any of their affiliates or the Company. A business or professional relationship is considered “material” if the aggregate gross income derived by the person from the Sponsor, the Business Manager and their affiliates exceeds five percent (5.0%) of either the person’s annual gross income, derived from all sources, during either of the last two years or the person’s net worth on a fair market value basis.

Although our shares are not listed for trading on any national securities exchange, our board has evaluated the independence of our board members according to the director independence standard of the New York Stock Exchange (“NYSE”). The NYSE standards provide that to qualify as an independent director, among other things, the board of directors must affirmatively determine that the director has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company).

After reviewing all relevant transactions or relationships between each director, or any of his or her family members, and the Company, our management and our independent registered public accounting firm, and considering each director’s direct and indirect association with IREIC, the Business Manager or any of their affiliates, the board has determined that Messrs. Corbiere and Reid and Ms. Mendes qualify as independent directors.

Board Leadership Structure and Risk Oversight

We have separated the roles of the president and chairman of the board in recognition of the differences between the two roles. Mr. Sabshon, in his role as both our president and chief executive officer and the president and chief executive officer of the Business Manager, is responsible for setting the strategic direction for the Company and for providing the day-to-day leadership of the Company. Mr. Goodwin, as chairman of the board, organizes the work of the board and ensures that the board has access to sufficient information to carry out its functions. Mr. Goodwin presides over meetings of the board of directors and stockholders, establishes the agenda for each meeting and oversees the distribution of information to directors.

Although we do not have a lead independent director, our board believes that it is able to effectively provide independent oversight of our business and affairs, including risks facing the Company, without a lead independent director through the composition of our board of directors, the strong leadership of the independent directors and the independent committees of our board. Each transaction between us and the Business Manager or its affiliates must be approved by the affirmative vote of a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction. In addition, each board member is kept apprised of our business and developments impacting our business and has complete and open access to the members of our management team, our Business Manager and our Real Estate Manager.

Our board is actively involved in overseeing risk management for the Company. Our board of directors oversees risk through: (1) its review and discussion of regular periodic reports to the board of directors and its committees, including management reports and studies on existing market conditions, leasing activity and property operating data, as well as actual and projected financial results, and various other matters relating to our business; (2) the required approval by the board of directors, including a majority of our independent directors, of all related party transactions, including our agreements with the Business Manager, our Real Estate Manager and the ancillary service providers; (3) the oversight of our business by the audit committee; and (4) its review and discussion of regular periodic reports from our independent registered public accounting firm and other outside consultants regarding various areas of potential risk, including, among others, those relating to the qualification of the Company as a REIT for tax purposes and our internal control over financial reporting.

Communicating with Directors

Stockholders wishing to communicate with our board and the individual directors may send communications by letter, e-mail or telephone, in care of our corporate secretary, who will review and forward all correspondence to the appropriate person or persons for a response.

Our non-retaliation policy, also known as our “whistleblower” policy, prohibits us from retaliating or taking any adverse action against our employees, or the employees of the Business Manager or its affiliates, for raising a concern, including concerns about accounting, internal controls or auditing matters. Employees may raise their concerns by contacting our compliance officer at (630) 218-8000. In addition, confidential complaints involving the Company’s accounting, auditing, and internal auditing controls and disclosure practices may be raised anonymously via email or mail as described in our non-retaliation policy. A complete copy of our non-retaliation policy may be found on our website at inland-investments.com/inland-residential-trust under the “Corporate Governance” tab.

Committees of our Board of Directors

Audit Committee. Our board has formed a separately-designated standing audit committee, comprised of Messrs. Corbiere and Reid and Ms. Mendes, each of whom is an independent director. Mr. Reid serves as the chairman of this committee, and our board has determined that Mr. Reid qualifies as an “audit committee financial expert” as defined by the SEC. The audit committee assists the board in fulfilling its oversight responsibility relating to, among other things: (1) the integrity of our financial statements; (2) our compliance with legal and regulatory requirements; (3) the qualifications and independence of our independent registered public accounting firm; (4) the adequacy of our internal controls; and (5) the performance of our independent registered public accounting firm. The report of the committee is included in this proxy statement.

Our board has adopted a written charter under which the audit committee operates. A copy of the charter is available on our website at inland-investments.com/inland-residential-trust under the “Corporate Governance” tab.

Nominating and Corporate Governance Committee. Our board has formed a nominating and corporate governance committee consisting of each of our independent directors, Messrs. Corbiere and Reid and Ms. Mendes. Mr. Corbiere serves as the chairman of this committee. The nominating and corporate governance committee is responsible for, among other things: (1) identifying individuals qualified to serve on the board and recommending to the board a slate of director nominees for election by the stockholders at the annual meeting; (2) periodically reevaluating any corporate governance policies and principles adopted by the board, including recommending any amendments thereto if appropriate; and (3) overseeing an annual evaluation of the board. The nominating and corporate governance committee is also responsible for considering director nominees submitted by stockholders.

The committee considers all qualified candidates identified by members of the committee, by other members of the board of directors, by the Business Manager and by stockholders. In recommending candidates for director positions, the committee takes into account many factors and evaluates each director candidate in light of, among other things, the candidate’s knowledge, experience, judgment and skills such as an understanding of the real estate industry or financial industry or accounting or financial management expertise. Other considerations include the candidate’s independence from conflict with the Company, the Business Manager and the Sponsor, and the ability of the candidate to devote an appropriate amount of effort to board duties. The committee also focuses on persons who are actively engaged in their occupations or professions or are otherwise regularly involved in the business, professional or academic community. A majority of our directors must be “independent,” as defined in our charter. Moreover, as required by our charter, at least one of our independent directors must have at least three years of relevant real estate experience, and each director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets we acquire. The committee also considers diversity in its broadest sense, including persons diverse in geography, gender and ethnicity as well as representing diverse experiences, skills and backgrounds. The committee evaluates each individual candidate by considering all of these factors as a whole, favoring active deliberation rather than the use of rigid formulas to assign relative weights to these factors.

Our board has adopted a written charter under which the nominating and corporate governance committee operates. A copy of the charter is available on our website at inland-investments.com/inland-residential-trust under the “Corporate Governance” tab.

Other Committees. Our board does not have a compensation committee or charter that governs the compensation process. Instead, the full board of directors performs the functions of a compensation committee, including reviewing and approving all forms of compensation for our independent directors that have been reviewed and recommended by our nominating and corporate governance committee. In addition, our independent directors determine, at least annually, that the compensation that we contract to pay to the Business Manager is reasonable in relation to the nature and quality of services performed or to be performed, and is within the limits prescribed by our charter. Our board does not believe that it requires a separate compensation committee at this time because we neither separately compensate our executive officers for their service as officers, nor do we reimburse either the Business Manager or our Real Estate Manager for any compensation paid to their employees who also serve as our executive officers.

Code of Ethics

Our board has adopted a code of ethics applicable to our directors, officers and employees which is available on our website at inland-investments.com/inland-residential-trust. In addition, printed copies of the code of ethics are available to any stockholder, without charge, by writing us at 2901 Butterfield Road, Oak Brook, Illinois 60523, Attention: Investor Services.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Our board has nominated the five individuals set forth below to serve as directors. Messrs. Corbiere and Reid and Ms. Mendes have been nominated to serve as independent directors. Messrs. Goodwin and Sabshon also have been nominated to serve as directors. The board nominated these five individuals to serve as members of the board on March 5, 2018.

If you return a proxy card but do not indicate how your shares should be voted, they will be voted “FOR” each of the nominees. We know of no reason why any nominee will be unable to serve if elected. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the board, or the board may reduce the number of directors to be elected. If any director resigns, dies or is otherwise unable to serve out his or her term, or if the board increases the number of directors, the board may fill the vacancy until the next annual meeting of stockholders.

The following sets forth each nominee’s principal occupation and business, as well as the specific experience, qualifications, attributes and skills that led to the conclusion by the board that the nominee should serve as a director of the Company. All ages are stated as of January 1, 2018. As used herein, “Inland” refers to some or all of the entities that are a part of The Inland Real Estate Group of Companies, Inc., which is comprised of independent legal entities, some of which may be affiliates, share some common ownership or have been sponsored and managed by such entities or subsidiaries thereof.

Adrian B. Corbiere, 73. Independent director since September 2014. Mr. Corbiere is currently serving as a consultant and advisor to the senior management committee for Bellwether Enterprise, a commercial real estate mortgage banking firm in Cleveland, Ohio. From 2007 until his retirement in 2013 he served as executive vice president and partner in Cohen Financial in Chicago, Illinois responsible for the capital markets group which included overseeing the origination activities of the firm’s debt and equity placement platforms, investment sales and advisory services as well as all of the company’s origination offices and mortgage banking associates. Prior to joining Cohen Financial, Mr. Corbiere was employed by the Federal Home Loan Mortgage Corporation (“Freddie Mac”), located in McLean, Virginia, from 1999 to 2007 as a Senior Vice President of the multi-family division responsible for conventional and structured mortgages, commercial mortgage-backed securities (“CMBS”) and tax credit equity portfolios of approximately $110 billion. Before joining Freddie Mac, he was a Managing Director at Allstate Insurance Corp. (“Allstate”), located in Northbrook, Illinois, from 1996 to 1999, responsible for Allstate’s public and private real estate equity, commercial mortgage and CMBS investments. Prior to his position at Allstate, from 1986 to 1996 he was a senior vice president of fixed income investments including commercial mortgages and private bonds at New England Mutual Life Insurance Company, Boston, Massachusetts (now a subsidiary of MetLife).

Mr. Corbiere obtained his Bachelor of Science degree from Lehigh University and his Master’s Degree from University of Hartford. Mr. Corbiere has been affiliated with the Mortgage Bankers Association, National Multifamily Housing Council as a member of the Board of Governors, Urban Land Institute as a member of the Multifamily Council, National Association of Home Builders as a member of the Multifamily Leaders Board, the Commercial Mortgage Securities Association as a member of the Board of Governors, Chartered Realty Investor Society as a member of the Founding Board of Governors and Pembrook Capital Advisors as a member of the Advisory Board.

Our board believes that Mr. Corbiere’s extensive finance experience makes him well qualified to serve as a member of our board of directors.

Daniel L. Goodwin, 74. Director and the chairman of our board since December 2013. Mr. Goodwin has also served as a director and the chairman of the board of the Business Manager since December 2013. Mr. Goodwin is the Chairman and CEO of Inland, headquartered in Oak Brook, Illinois. Inland is comprised of separate real estate investment and financial companies with managed assets with a value of approximately $9.9 billion, doing business nationwide with a presence in 44 states, as of December 31, 2017. Inland owns and manages properties in all real estate sectors, including retail, office, industrial and apartments. Mr. Goodwin also serves as a director or officer of entities wholly owned or controlled by The Inland Group, Inc. In addition, Mr. Goodwin has served as the chairman of the board of Inland Mortgage Investment Corporation since March 1990, chairman, director and chief executive officer of Inland Bancorp, Inc., a bank holding company, since January 2001 and chairman of the board of IREIC since January 2017. Mr. Goodwin also served as a director of IRC Retail Centers LLC (f/k/a Inland Real Estate Corporation) (“IRC”) from 2001 until its merger in March 2016, and served as its chairman of the board from 2004 to April 2008. Mr. Goodwin has served as a director and the chairman of the board of Inland Real Estate Income Trust, Inc. (“IREIT”) since July 2012 and a director of its business manager since August 2011. Mr. Goodwin has served as chairman of Inland InPoint Advisor, LLC since October 2016. He is also the chairman of the National Association of Real Estate Investment Trusts Public Non-Listed REIT Council and a director of the Chicago Better Government Association.

Housing. Mr. Goodwin is a member of the National Association of Realtors President’s Circle, the National Association of Realtors Hall of Fame, the Illinois Association of Realtors Hall of Fame and the Chicago Association of Realtors Hall of Fame. He is also the author of a nationally recognized real estate reference book for the management of residential properties. Mr. Goodwin served on the Board of the Illinois State Affordable Housing Trust Fund. He served as an advisor for the Office of Housing Coordination Services of the State of Illinois, and as a member of the Seniors Housing Committee of the National Multifamily Housing Council. He has served as Chairman of the DuPage County Affordable Housing Task Force. Mr. Goodwin also founded New Directions Housing Corporation, a not-for-profit entity that develops affordable housing for low income individuals.

Education. Mr. Goodwin obtained his bachelor’s degree and his master’s degree from Illinois State universities. Following graduation, he taught for five years in the Chicago Public Schools. Over the past twenty years, Mr. Goodwin served as a member of the Board of Governors of Illinois State Colleges and Universities, vice chairman of the Board of Trustees of Benedictine University, vice chairman of the Board of Trustees of Springfield College, and chairman of the Board of Trustees of Northeastern Illinois University.

Our board believes that Mr. Goodwin’s 50 years of experience in real estate investing, commercial real estate brokerage, real estate securities, land development, construction and mortgage banking and lending, make him well qualified to serve as a member of our board of directors.

Meredith W. Mendes, 59. Independent director since November 2016. Ms. Mendes served as an independent director of IRC from August 2014 to March 2016, was a member of the audit and nominating and corporate governance committees from August 2014 to March 2016, and a member of the compensation committee from June 2015 to March 2016. Since March 2018, Ms. Mendes has served as a director and audit committee member of Kronos Worldwide, Inc. (NYSE: KRO), a global producer and marketer of value-added titanium pigments, and NL Industries, Inc. (NYSE: NL), which through its subsidiary, CompX International, Inc., manufactures security products and recreational marine components. Since October 2005 she has served as executive director and chief operating officer of Jenner & Block LLP, a law firm with approximately 500 attorneys, where she is responsible for firm-wide operations relating to real estate, finance, planning, tax and accounting, technology and human resources. Ms. Mendes has been in management of commercial real estate for over 25 years. While at Jenner & Block, she has overseen office moves, leasing and subleasing, construction and design of offices in Chicago, London, Los Angeles, New York and Washington, DC. Prior to joining Jenner & Block, Ms. Mendes served as executive vice president and worldwide chief financial officer of Daniel J. Edelman, Inc. (from June 1999 to October 2005), where she managed a 43 office lease portfolio spanning five continents. Ms. Mendes also served as chief financial officer of Medline Industries, Inc., and previously was an investment banker financing traded and non-traded bonds used to finance construction of manufacturing facilities. She is managing member of entities owning commercial retail properties in New York and Illinois. She is an Illinois licensed certified public accountant, earned an MBA with a finance concentration from The University of Chicago Booth (formerly Graduate) School of Business and a law degree from Harvard Law School. She is a Magna Cum Laude graduate of Brown University where she was elected to Phi Beta Kappa and received history department honors. She is a National Association of Corporate Directors Board Leadership Fellow and attended the Kellogg School of Management Women’s Director Development Program. Ms. Mendes is a member of The University of Chicago Women’s Board, a trustee, chair of the compensation committee and a member of the audit committee of The Chicago Academy of Sciences and its Peggy Notebaert Nature Museum. She is also a member of the AICPA, The Economic Club of Chicago, the Executives’ Club of Chicago, Hyde Park Angels, Latino Corporate Directors Association and Women Corporate Directors.

Our board believes that Ms. Mendes’ extensive finance and real estate experience make her well qualified to serve as a member of our board of directors.

Michael W. Reid, 64. Independent director since September 2014. Since 2009, Mr. Reid has served as a partner at HSP Real Estate Group (“HSP”), a real estate investment and management and leasing company that manages office buildings totaling over four million square feet in Midtown Manhattan. HSP recently purchased and upgraded 251 West 30th Street with the Marciano Investment Group. Previously, HSP purchased and sold two office buildings in Times Square South with the Davis Companies and 1372 Broadway with Starwood Capital Group. Mr. Reid has nearly 35 years of investment banking and real estate experience, including heading Lehman Brothers REIT equity practice for nine years (1992-2001) as managing director in the Global Real Estate Department. In that capacity, he was responsible for developing and implementing the business strategy for Lehman’s REIT equity underwriting business. Mr. Reid also served as chief operating officer of SL Green Realty Corp. from 2001-2004, where some of his responsibilities included strategic planning, finance and reporting, capital markets, operations and budgeting for a $4 billion publicly-traded REIT. From 2004-2006, he served as president of Ophir Energy Corp., a company that invested in oil and gas production in Oklahoma. From 2006-2008, he served as chief operating officer of Twining Properties, a real estate company specializing in high rise development in Cambridge, Massachusetts. Since 2009, Mr. Reid has served as a director and audit committee member of Capital Senior Living Corporation, a New York Stock Exchange traded REIT, and became a member of the compensation committee in 2012 and chairman of the board of directors in 2016. Mr. Reid holds a Bachelor of Arts and Master of Divinity, both from Yale University.

Our board believes that Mr. Reid’s extensive finance experience and his leadership qualities make him well qualified to serve as a member of our board of directors.

Mitchell A. Sabshon, 65. Director and our president and chief executive officer since December 2013. Mr. Sabshon has also served as a director and president and chief executive officer of the Business Manager since December 2013. Mr. Sabshon is also currently the chief executive officer, president and a director of IREIC, positions he has held since August 2013, January 2014 and September 2013, respectively. He is a director, chief executive officer and president of IREIT, positions he has held since September and April, 2014 and December 2016, respectively. He is also a director and president of IREIT’s business manager, positions he has held since October 2013 and December 2016, respectively. Mr. Sabshon also serves as the chairman of the board of directors and chief executive officer of InPoint Commercial Real Estate Income, Inc. (“InPoint”), positions he has held since September 2016 and October 2016, respectively, and as the chief executive officer of the InPoint advisor since August 2016. Mr. Sabshon has also served as a director and chairman of the board of Inland Private Capital Corporation (“IPCC”) since September 2013 and January 2015, respectively, and a director of Inland Securities Corporation (“Inland Securities”) since January 2014.

Prior to joining Inland, Mr. Sabshon served as Executive Vice President and Chief Operating Officer of Cole Real Estate Investments. As Chief Operating Officer, Mr. Sabshon oversaw the company's finance, property management, asset management and leasing operations. Prior to joining Cole, Mr. Sabshon held several senior executive positions at leading financial services firms. He spent almost 10 years at Goldman, Sachs & Co. in various leadership positions including President and CEO of Goldman Sachs Commercial Mortgage Capital. He also served as a Senior Vice President in Lehman Brothers' real estate investment banking group. Prior to joining Lehman Brothers, Mr. Sabshon was an attorney in the corporate and real estate structured finance practice groups at Skadden, Arps, Slate, Meagher and Flom in New York. Mr. Sabshon is the Chairman Emeritus of the Investment Program Association for 2018. He is also a member of the International Council of Shopping Centers, the Urban Land Institute, the National Association of Corporate Directors, and a member of the Board of Trustees of the American Friends of Hebrew University - Midwest Region. Mr. Sabshon is a member of the New York State Bar. He also holds a real estate broker license in New York. He received his undergraduate degree from George Washington University and his law degree at Hofstra University School of Law.

Our board believes that Mr. Sabshon’s extensive finance and real estate experience make him well qualified to serve as a member of our board of directors.

RECOMMENDATION OF THE BOARD: The board recommends that you vote “FOR” the election of all five nominees to serve until the 2019 annual stockholders’ meeting and until their successors are duly elected and qualify.

Independent Director Compensation

The following table summarizes compensation earned by the independent directors for the year ended December 31, 2017.

Name	Fees Earned in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total Compensation ($)
Adrian B. Corbiere	30,700	5,000	—	—	—	792	36,492
Meredith W. Mendes	29,000	5,000	—	—	—	124	34,124
Michael W. Reid	31,900	5,000	—	—	—	792	37,692

__________

(1)	Value of restricted stock awards granted during the year ended December 31, 2017 calculated based on $22.81 per Class A Share, the proceeds, before expenses, to us of a Class A Share sold in our Offering.
(2)	Represents the value of distributions received during the year ended December 31, 2017 on all stock awards received through December 31, 2017.

Cash Compensation

We pay to each of our independent directors a retainer of $20,000 per year plus $1,000 for each board meeting the director attends in person ($500 for each board committee meeting) and $500 for each board meeting the director attends by telephone ($350 for each board committee meeting). We also pay the chairperson of our audit committee an annual fee of $5,000 and the chairperson of our nominating and corporate governance committee an annual fee of $3,000. Our independent directors may elect to receive their annual retainer in cash, unrestricted Class A Shares, or both. We reimburse all of our directors for any out-of-pocket expenses incurred by them in attending meetings. We do not compensate any director that also is an employee of the Business Manager or its affiliates.

Stock Compensation

We have an employee and director incentive restricted share plan (the “RSP”), which provides for the automatic grant of 219.20 restricted Class A Shares on the date of each annual stockholders’ meeting to each of the independent directors, without any further action by our board of directors or the stockholders. Restricted stock issued to independent directors pursuant to these automatic grants vests over a three-year period following the date of grant in increments of 33-1/3% per annum, subject to their continued service as directors until each vesting date and will become fully vested earlier upon a liquidity event, including the sale of all or substantially all of our assets. The RSP provides us with the ability to grant awards of restricted shares to directors, officers and employees (if we ever have employees) of us, our affiliate or the Business Manager. The total number of common shares granted under the RSP may not exceed 5.0% of our outstanding Class A Shares on a fully diluted basis at any time and in any event will not exceed 438,404 Class A Shares (as such number may be adjusted to reflect any increase or decrease in the number of outstanding shares resulting from a share split, share dividend, reverse share split or similar change in our capitalization).

Other restricted share awards entitle the recipient to receive shares of common stock from us under terms that provide for vesting over a specified period of time or upon attainment of pre-established performance objectives. Such awards would typically be forfeited with respect to the unvested shares upon the termination of the recipient’s employment or service as a director or, if applicable, the termination of the business management agreement with the Business Manager. Restricted shares may not, in general, be sold or otherwise transferred until restrictions are removed and the shares have vested. Holders of restricted shares have the right to vote such shares and may receive distributions prior to the time that the restrictions on the restricted shares have lapsed. As of December 31, 2017, there were 1,133 unvested restricted shares outstanding under the RSP.

The following table sets forth information regarding securities authorized for issuance under the RSP as of December 31, 2017:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity Compensation Plans approved by security holders (1)	—	—	442,988
Equity Compensation Plans not approved by security holders	—	—	—
Total	—	—	442,988

(1)	On February 17, 2015, the RSP was approved by our Sponsor, the sole stockholder of the Company on that date.

Meetings of the Board of Directors, Committees and Stockholders

During the year ended December 31, 2017, our board met eight times, the audit committee met four times and the nominating and corporate governance committee met twice. Each of our directors attended at least 75% of the aggregate amount of the meetings of the board during the period for which he or she was a director, and any committee on which he or she served, in 2017. We encourage our directors to attend our annual meeting of stockholders, and in 2017, each director did so attend.

EXECUTIVE OFFICERS/COMPENSATION

Executive Officers

The board of directors annually elects our executive officers. These officers may be terminated at any time. Information about each of our executive officers, with the exception of Mr. Sabshon, whose biography is included above, follows. All ages are stated as of January 1, 2018.

Catherine L. Lynch, 59. Our chief financial officer since December 2013 and our treasurer since April 2018. She serves in the same roles for the Business Manager. Ms. Lynch joined Inland in 1989 and has been a director of The Inland Group, Inc. since June 2012. She serves as the treasurer and secretary (since January 1995), the chief financial officer (since January 2011) and a director (since April 2011) of IREIC and as a director (since July 2000) and chief financial officer and secretary (since June 1995) of Inland Securities. She has served as the chief financial officer (since April 2014) and the treasurer (since April 2018) of IREIT and as a director (since August 2011) and the treasurer (since April 2018) of IREIT’s business manager. Ms. Lynch also serves as the chief financial officer and treasurer (since October 2016) of InPoint and as the chief financial officer and treasurer of the InPoint advisor (since August 2016). Ms. Lynch also has served as a director of IPCC since May 2012. Ms. Lynch served as the treasurer of Inland Capital Markets Group, Inc. from January 2008 until October 2010, as the treasurer of the Business Manager from December 2013 to October 2014, as a director and treasurer of Inland Investment Advisors, LLC from June 1995 to December 2014 and as a director and treasurer of Inland Institutional Capital, LLC from May 2006 to December 2014. Ms. Lynch worked for KPMG Peat Marwick LLP from 1980 to 1989. Ms. Lynch received her bachelor degree in accounting from Illinois State University in Normal. Ms. Lynch is a certified public accountant and a member of the American Institute of Certified Public Accountants and the Illinois CPA Society. Ms. Lynch also is registered with the Financial Industry Regulatory Authority, Inc. as a financial operations principal.

Roderick S. Curtis, 50. Our vice president, and the vice president of the Business Manager, since May 2016. Mr. Curtis joined IREIC in 2011 and currently serves as senior vice president, research and product development for IREIC. Mr. Curtis has also served as a vice president and secretary of InPoint and as president of the InPoint advisor since October 2016 and August 2016, respectively. Prior to joining IREIC, Mr. Curtis held positions with Pacific Office Properties/Priority Capital Group, AmREIT and DWS Scudder Investments. Mr. Curtis received his bachelor degree in economics from the University of Wisconsin.

Cathleen M. Hrtanek, 41. Our corporate secretary, and the secretary of the Business Manager, since December 2013. Ms. Hrtanek joined Inland in 2005 and is an associate counsel and vice president of The Inland Real Estate Group, LLC. In her capacity as associate counsel, Ms. Hrtanek represents many of the entities that are part of The Inland Real Estate Group of Companies on a variety of legal matters. Ms. Hrtanek also has served as the secretary of the InPoint advisor since August 2016, as the secretary of IREIT and its business manager since August 2011, as the secretary of Inland Opportunity Business Manager & Advisor, Inc. since April 2009, as the secretary of Inland Diversified Real Estate Trust, Inc. from September 2008 through July 2014, and its business manager from September 2008 through March 2016, and as the secretary of IPCC from August 2009 through May 2017. Prior to joining Inland, Ms. Hrtanek had been employed by Wildman Harrold Allen & Dixon LLP in Chicago, Illinois from September 2001 until 2005. Ms. Hrtanek has been admitted to practice law in the State of Illinois. Ms. Hrtanek received her bachelor degree from the University of Notre Dame in South Bend, Indiana and her law degree from Loyola University Chicago School of Law.

Compensation of Executive Officers

All of our executive officers are officers of IREIC or one or more of its affiliates and are compensated by those entities, in part, for services rendered to us. We neither compensate our executive officers nor reimburse either the Business Manager or Real Estate Manager for any compensation paid to individuals who also serve as our executive officers, or the executive officers of the Business Manager, our Real Estate Manager or their respective affiliates; provided that, for these purposes, a corporate secretary is not considered an “executive officer.” As a result, we do not have, and our board of directors has not considered, a compensation policy or program for our executive officers and has not included a “Compensation Discussion and Analysis,” a report from our board of directors with respect to executive compensation, a non-binding stockholder advisory vote on compensation of executives, a non-binding stockholder advisory vote on the frequency of the stockholder vote on executive compensation or the pay ratio between employees and our principal executive officer. The fees we pay to the Business Manager and Real Estate Manager under the business management agreement or the real estate management agreement, respectively, are described in more detail under “Certain Relationships and Related Transactions” below.

In the future, our board may decide to pay annual compensation or bonuses or long-term compensation awards to one or more persons for services as officers. We also may, from time to time, grant restricted shares of our common stock to one or more of our officers. If we decide to pay our named executive officers in the future, the board of directors will review all forms of compensation and approve all stock option grants, warrants, stock appreciation rights and other current or deferred compensation payable to the executive officers with respect to the current or future value of our shares. In addition, the board will include the non-binding stockholder advisory votes on executive compensation and on the frequency of stockholder votes on executive compensation in the relevant proxy statement as required pursuant to Section 14A of the Exchange Act.

Certain Relationships and Related Transactions

Set forth below is a summary of the material transactions between the Company and various affiliates of IREIC, including the Business Manager and Real Estate Manager, during the years ended December 31, 2017 and 2016. IREIC is an indirect wholly owned subsidiary of The Inland Group, Inc. Please see the biographical information of our directors and executive officers elsewhere in this proxy statement for information regarding their relationships to Inland, including IREIC and The Inland Group, Inc.

Business Management Agreement

We have entered into a business management agreement with Inland Residential Business Manager & Advisor, Inc., which serves as the Business Manager with responsibility for overseeing and managing our day-to-day operations.

Business Management Fee: Subject to satisfying the criteria described below, we pay the Business Manager an annual business management fee equal to 0.6% of our “average invested assets,” payable quarterly in an amount equal to 0.15% of our average invested assets as of the last day of the immediately preceding quarter; provided that the Business Manager may decide, in its sole discretion, to be paid in either cash or the equivalent amount of our Class A Shares, or a combination thereof; and provided further the Business Manager may decide, in its sole discretion, to be paid an amount less than the total amount to which it is entitled in any particular quarter, and the excess amount that is not paid may, in the Business Manager’s sole discretion, be waived permanently or deferred or accrued, without interest, to be paid at a later point in time. For the six months ended June 30, 2018 and the years ended December 31, 2017 and 2016, the Business Manager was entitled to a business management fee in the amount equal to $316,978, $476,842 and $274,540, respectively. Business management fees of $659,815, $342,837 and $365,995 remain unpaid as of June 30, 2018, December 31, 2017 and December 31, 2016, respectively.

As used herein, “average invested assets” means, for any period, the average of the aggregate book value of our assets, including all intangibles and goodwill, invested, directly or indirectly, in equity interests in, and loans secured by, properties, as well as amounts invested in securities or consolidated and unconsolidated joint ventures or other partnerships, before reserves for amortization and depreciation or bad debts, impairments or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the relevant calendar quarter.

If the business management agreement is terminated, including in connection with the internalization of the functions performed by the Business Manager, the obligation to pay this business management fee will terminate.

Acquisition Fee; Real Estate Sales Commission; Mortgage Financing Fee (Prior to August 8, 2016): Prior to August 8, 2016, we were required to pay the Business Manager or its affiliates acquisition fees of 1.5% of the contract purchase price of each property and real estate-related asset we acquired, real estate sales commissions up to the lesser of (1) one-half of the customary commission paid to a third-party broker for the sale of a comparable property and (2) 1.0% of the gross sales price of the property sold, and mortgage financing fees equal to 0.25% of the amount available or borrowed under the financing or the assumed debt. Our business management agreement was subsequently amended to eliminate acquisition fees, real estate sales commissions and mortgage financing fees and accordingly, we do not have an obligation to pay the Business Manager such fees for transactions occurring on or after August 8, 2016. For the year December 31, 2016, we did not incur any acquisition fees or mortgage financing fees. For the year ended December 31, 2015, we incurred an acquisition fee of $686,250 and a mortgage financing fee of $114,375. As of June 30, 2018, we had not paid any of these fees. We did not sell any properties, and thus did not incur any real estate sales commissions.

Real Estate Management Agreement

We have entered into a real estate management agreement with our Real Estate Manager, under which our Real Estate Manager and its affiliates manage or oversee each of our real properties. For each property that is managed directly by our Real Estate Manager or its affiliates, we pay our Real Estate Manager a monthly management fee of up to 4% of the gross income from any property. Our Real Estate Manager may reduce, in its sole discretion, the amount of the management fee payable in connection with a particular property, subject to these limits. We also reimburse our Real Estate Manager and its affiliates for property-level expenses that they pay or incur on our behalf, including the salaries, bonuses, benefits and severance payments for persons performing services, including without limitation acquisition due diligence services, for our Real Estate Manager and its affiliates (excluding the executive officers of our Real Estate Manager and our executive officers). For the six months ended June 30, 2018 and the years ended December 31, 2017 and 2016, we incurred and paid real estate management fees in an aggregate amount equal to $204,896, $286,357 and $157,757, respectively. For the six months ended June 30, 2018 and the years ended December 31, 2017 and 2016, our Real Estate Manager and its affiliates incurred, on our behalf, property-level expenses of $439,217, $690,526 and $350,960, respectively. As of June 30, 2018, December 31, 2017 and December 31, 2016, we had not reimbursed $39,866, $43,334 and $11,001, respectively, of these expenses.

Dealer Manager Agreement

We were a party to a dealer manager agreement with Inland Securities, the dealer manager for our Offering. We ceased accepting subscription agreements dated after December 31, 2017 and terminated our Offering upon processing the final subscription agreement on January 3, 2018. Inland Securities was entitled to receive (i) a selling commission equal to 6.0% of the sale price, or $1.50, for each Class A Share, 2.0% of the sale price, or approximately $0.48, for each Class T Share, and 3.0% of the sale price, or approximately $0.72, for each Class T-3 Share sold in the Offering and (ii) a dealer manager fee in an amount equal to 2.75% of the sale price, or approximately $0.69, for each Class A Share, 2.75% of the sale price, or approximately $0.66, for each Class T Share, and 2.5% of the sale price, or approximately $0.60, for each Class T-3 Share sold in the Offering. Inland Securities reallowed (paid) the full amount of the selling commissions to participating soliciting dealers and reallowed a portion of the price per share out of the dealer manager fee to participating soliciting dealers.

We pay a distribution and stockholder servicing fee equal to 1.0% per annum of the purchase price per share (or, once reported, the amount of the per share estimated value of the applicable share) for each Class T Share and Class T-3 Share sold in the Offering. The distribution and stockholder servicing fee accrues daily and is paid monthly in arrears. We pay the distribution and stockholder servicing fee to Inland Securities, which may reallow the fee to the soliciting dealer, if any, who sold the Class T Shares or the Class T-3 Shares or, if applicable, to a subsequent broker-dealer of record of the Class T Shares or the Class T-3 Shares so long as the subsequent broker-dealer is party to a soliciting dealer agreement, or servicing agreement, with Inland Securities that provides for reallowance. The distribution and stockholder servicing fees are ongoing fees that are not paid at the time of purchase. We will cease paying the distribution and stockholder servicing fee with respect to Class T Shares or Class T-3 Shares on the earlier of (i) a listing of the Class A Shares on a national securities exchange; (ii) a merger or consolidation of the Company with or into another entity, or the sale or other disposition of all or substantially all of the Company’s assets; (iii) the end of the month in which Inland Securities determines that total underwriting compensation paid in the Offering plus the distribution and stockholder servicing fee paid on all Class T Shares or Class T-3 Shares, as applicable, sold in the Offering is equal to 10% of the gross proceeds of the Offering; and (iv) the end of the month in which the underwriting compensation paid in the Offering on the Class T Shares or the Class T-3 Shares, as applicable, plus the distribution and stockholder servicing fee paid with respect to the Class T Shares or the Class T-3 Shares, as applicable, held by a stockholder within his or her particular account equals 10% or 8.5% (or a lower limit, provided that, in the case of a lower limit, the agreement between Inland Securities and the broker-dealer in effect at the time Class T-3 Shares were first issued to such account sets forth the lower limit and Inland Securities advises our transfer agent of the lower limit in writing) of the gross offering price of those Class T Shares or Class T-3 Shares, respectively. We will further cease paying the distribution and stockholder servicing fee on any Class T or Class T-3 Share that is redeemed or repurchased, as well as upon the Company’s dissolution, liquidation or the winding up of the Company’s affairs, or a merger or other extraordinary transaction in which the Company is a party and in which the Class T Shares or the Class T-3 Shares as a class are exchanged for cash or other securities.

For the six months ended June 30, 2018 and the years ended December 31, 2017 and 2016, we incurred selling commissions of $11,600, $612,646 and $1,130,212, respectively, and a dealer manager fee of $10,263, $420,313 and $678,677, respectively, both of which did not include payments for any bona fide out-of-pocket, itemized and detailed due diligence expenses. Inland Securities reallowed, in the aggregate, $6,854, $1,054,424 and $1,715,198 of these fees to soliciting dealers for the six months ended June 30, 2018 and the years ended December 31, 2017 and 2016, respectively.

At June 30, 2018 and December 31, 2017, we have accrued distribution and stockholder servicing fees totaling $490,105 and $551,298, respectively. Inland Securities reallowed $75,082, $99,308 and $22,770 of distribution and stockholder servicing fees to soliciting dealers during the six months ended June 30, 2018 and the years ended December 31, 2017 and 2016, respectively.

In addition, we reimbursed IREIC, its affiliates and third parties for any issuer costs that they pay on our behalf in an amount not to exceed 2.0% of the gross offering proceeds from shares sold in our Offering over the life of the Offering. For the six months ended June 30, 2018 and the years ended December 31, 2017 and 2016, these costs totaled $0, $359,383 and $425,760, respectively. The Business Manager or its affiliates were to pay or reimburse any organization and offering expenses, including any “issuer costs,” that exceed 10.75% of the gross offering proceeds from Class A Shares, 6.75% of the gross offering proceeds from Class T Shares or 7.5% of the gross offering proceeds from Class T-3 Shares sold in our Offering over the life of the Offering. Total issuer costs over the life of the offering were $7,070,590, which exceeds the cap for such costs by $6,067,772. The Business Manager reimbursed us an estimated amount of $6,500,000 during the year ended December 31, 2017. This amount includes an overpayment of $432,228 and $428,252 at June 30, 2018 and December 31, 2017, respectively, which we intend to repay.

Offering costs of $1,501,524, $1,609,242 and $1,476,746 remained unpaid as of June 30, 2018, December 31, 2017 and December 31, 2016, respectively.

Subordinated Incentive Distributions to the Special Limited Partner

As general partner of our operating partnership, we are party to the partnership agreement with Inland Residential Operating Partnership, L.P. along with the special limited partner, Inland Residential Properties Trust Special Limited Partner, LLC (the “special limited partner”), which is a wholly-owned subsidiary of IREIC. Upon certain liquidity events, the special limited partner is entitled to receive subordinated incentive distributions from the operating partnership, which include: (1) the subordinated incentive participation in net sales proceeds; (2) the subordinated incentive listing distribution; and (3) the subordinated incentive distribution upon termination. For the six months ended June 30, 2018 and the years ended December 31, 2017 and 2016, we had not paid any of these subordinated incentive distributions.

The special limited partner will receive from time to time, when available, including in connection with a merger, consolidation, sale or other disposition of all or substantially all of our assets, a subordinated incentive participation in net sales proceeds equal to 15.0% of the value accorded to our shares of common stock outstanding immediately prior to the effective time of the merger or consolidation by the relevant transaction documents or the remaining “net sales proceeds” (as defined in our charter) of an asset sale, as applicable, after return of capital contributions plus payment to investors of an annual 6.0% cumulative, pre-tax, non-compounded return on the capital contributed by investors.

Upon the listing of our shares on a national securities exchange, including a listing in connection with a merger or other business combination, the special limited partner will be entitled to receive the subordinated incentive listing distribution equal to 15.0% of the amount by which the sum of our market value plus aggregate distributions exceeds the sum of the aggregate capital contributed by investors plus an amount equal to an annual 6.0% cumulative, pre-tax, non-compounded return to investors.

Upon termination or non-renewal of the business management agreement with or without cause, the special limited partner will be entitled to receive the subordinated incentive distribution upon termination equal to 15.0% of the amount by which the sum of our market value plus distributions exceeds the sum of the aggregate capital contributed by investors plus an amount equal to an annual 6.0% cumulative, pre-tax, non-compounded return to investors. In addition, the special limited partner may elect to defer its right to receive this subordinated incentive distribution upon termination until either a listing on a national securities exchange or other liquidity event occurs.

If the business management agreement is terminated with or without cause and the amount of the termination distribution is zero, the special limited partner will continue to be entitled to receive a subordinated incentive distribution. Specifically, the special limited partner will be entitled to a subordinated incentive participation in net sales proceeds (including by way of merger) or subordinated incentive listing distribution, as applicable, equal to the product of: (1) 15.0% of the amount by which the sum of our market value plus aggregate distributions exceeds the sum of the aggregate capital contributed by investors plus an amount equal to an annual 6.0% cumulative, pre-tax, non-compounded return on the capital contributed by investors through the termination date; and (2) the quotient of the number of days elapsed from the inception of the Company through and including the date of termination of the business management agreement, and the number of days elapsed from the inception of the Company through and including the listing date or liquidity event date, as applicable.

We cannot assure you that we will provide this return of capital and 6.0% return, which we have disclosed solely as a measure for our Business Manager’s and its affiliates’ incentive compensation.

Other Fees and Expense Reimbursements

We reimburse the Business Manager, Real Estate Manager and entities affiliated with each of them, including IREA and its respective affiliates, as well as third parties, for any investment-related expenses they pay in connection with selecting, evaluating or acquiring any investment in real estate assets, regardless of whether we acquire a particular real estate asset, subject to the limits in our charter. Examples of reimbursable expenses include but are not limited to legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, third-party broker or finder’s fees, title insurance expenses, survey expenses, property inspection expenses and other closing costs. For the six months ended June 30, 2018 and the years ended December 31, 2017 and 2016, we incurred and reimbursed $0, $218,858 and $11,402, respectively, in acquisition expenses.

We reimburse IREIC, the Business Manager and their respective affiliates, including the service providers, for any expenses that they pay or incur on our behalf in providing services to us, including all expenses and the costs of salaries, bonuses, benefits and severance payments for persons performing services for these entities on our behalf (except for the salaries, bonuses, benefits and severance payments for persons who also serve as one of our executive officers or as an executive officer of the Business Manager). Expenses include, but are not limited to: issuer costs, expenses incurred in connection with any sale of assets or any contribution of assets to a joint venture; expenses incurred in connection with any liquidity event; taxes and assessments on income or real property; premiums and other associated fees for insurance policies including director and officer liability insurance; expenses associated with investor communications including the cost of preparing, printing and mailing annual reports, proxy statements and other reports required by governmental entities; administrative service expenses charged to, or for the benefit of, us by third parties; audit, accounting and legal fees charged to, or for the benefit of, us by third parties; transfer agent and registrar’s fees and charges paid to third parties; and expenses relating to any offices or office facilities maintained for the use of persons employed by the Business Manager or its affiliates who provide services to us. During the six months ended June 30, 2018 and the years ended December 31, 2017 and 2016, IREIC, the Business Manager and their respective affiliates incurred, on our behalf, expenses of $256,665, $421,349 and $421,673, respectively. As of June 30, 2018, December 31, 2017 and December 31, 2016, we had not reimbursed $96,312, $98,863 and $80,386, respectively, of these expenses.

Other Related Party Transactions

As of June 30, 2018, December 31, 2017 and December 31, 2016, we owed $1,950,000, $1,950,000 and $2,950,000, respectively, to IREIC related to advances used to pay administrative and offering costs. These amounts represent non-interest bearing advances by IREIC, which we are obligated to repay.

We have established a discount stock purchase policy for Inland Securities or any of its or our directors, officers, employees or affiliates, or any family members of those individuals, that enables these parties to purchase Class A Shares at $22.81 per share. For the six months ended June 30, 2018, we did not sell any Class A Shares to these parties. We sold 11,201 Class A Shares (related party stock discounts of $24,530) and 8,838 Class A Shares (related party stock discounts of $19,356) to these parties during the years ended December 31, 2017 and 2016, respectively.

Policies and Procedures with Respect to Related Party Transactions

We have adopted a conflicts of interest policy, which prohibits us (except as noted below), without the approval of our independent directors, from engaging in the following types of transactions with IREIC-affiliated entities:

•	purchasing properties from, or selling properties to, any IREIC-affiliated entities (excluding circumstances where an entity affiliated with IREIC, such as IREA, enters into a purchase agreement to acquire a property and does not enter the chain of title but merely assigns the purchase agreement to us);
•	making loans to, or borrowing money from, any IREIC-affiliated entities (this excludes expense advancements under existing agreements, waivers of fees due under certain agreements and the deposit of monies in any banking institution affiliated with IREIC); and
•	investing in joint ventures with any IREIC-affiliated entities.

Notwithstanding the foregoing, to facilitate an acquisition or borrowing, the Business Manager, or an affiliate thereof (including IREA), may purchase properties or other assets in its own name or assume loans in connection with the purchase of properties pending allocation of the property to us or our decision to acquire the property. Any asset acquired by the Business Manager or an affiliate thereof will be transferred to us at the lesser of: (1) the price paid for the asset by the entity plus any cost incurred by the entity in acquiring or financing the asset; or (2) a price not to exceed its “fair market value” on an “as is” basis as determined by an MAI appraisal prepared by an unaffiliated third party and dated no earlier than six months prior to the time the asset is transferred to us.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

We have no employees and do not compensate our executive officers. See the discussion under “Executive Officers/Compensation — Compensation of Executive Officers” above for additional detail regarding compensation and the discussion under “Executive Officers/Compensation — Certain Relationships and Related Transactions” above for disclosures called for by Item 404 of Regulation S-K.

AUDIT COMMITTEE REPORT

The following Audit Committee Report does not constitute “soliciting material” and should not be deemed “filed” with the SEC or incorporated by reference into any other filing we make under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate this Report by reference therein.

The Company’s management is responsible for the financial reporting process, preparing consolidated financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”), and designing and implementing a system of internal controls and procedures designed to ensure compliance with GAAP and applicable laws and regulations. Our independent registered public accounting firm is responsible for auditing our year-end financial statements. The audit committee is responsible for monitoring and reviewing these procedures and processes. The audit committee is comprised of three independent directors whose independence has been determined by the board of directors based on the standards set forth in the audit committee’s charter. The board has determined that Mr. Reid qualifies as an “audit committee financial expert” as defined by the SEC. The members of the audit committee are not professionally engaged in the practice of accounting or auditing, and do not provide any expert or other special assurance as to our financial statements concerning compliance with laws, regulations or GAAP or as to the independence of the registered public accounting firm. The audit committee relies in part, without independent verification, on the information provided to it and on the representations made by management and the independent registered public accounting firm that the financial statements have been prepared in conformity with GAAP.

During the year ended December 31, 2017, the audit committee met four times. At these meetings, the members of the audit committee met with representatives of the Company’s management and with the Company’s independent registered public accounting firm, KPMG LLP. The committee discussed numerous items at these meetings including KPMG’s responsibilities to the Company and its audit plan for the year ended December 31, 2017.

The audit committee also has reviewed and discussed the Company’s audited consolidated financial statements as of and for the year ended December 31, 2017 with the Company’s management. Management has advised the committee that the financial statements reviewed have been prepared in accordance with GAAP, and reviewed significant accounting and disclosure issues with the committee.

The audit committee also discussed with KPMG all of the matters required by generally accepted auditing standards, including the matters required to be discussed by the auditing standards of the Public Company Accounting Oversight Board (“PCAOB”). The audit committee obtained a formal written statement from KPMG, describing all relationships between KPMG and the Company that might bear on KPMG’s independence. In addition, the audit committee discussed any relationships that may have an impact on KPMG’s objectivity and independence and reviewed audit and non-audit fees paid to KPMG and the written disclosures and letter from KPMG to the committee, as required by the PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence. The audit committee has concluded that KPMG is independent from the Company.

Based on the review and discussions with management and KPMG described above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, for filing with the SEC.

The Audit Committee
Michael W. Reid, Chairman Adrian B. Corbiere Meredith W. Mendes

PROPOSAL NO. 2 – RATIFY SELECTION OF KPMG LLP

The audit committee has selected KPMG LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2018. Although ratification is not required by our charter, our bylaws or otherwise, our board is submitting the selection of KPMG to our stockholders for ratification because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate practice. The audit committee will consider the outcome of this vote in its decision to appoint an independent registered public accounting firm but is not bound by our stockholders’ vote. Even if the selection of KPMG is ratified, the audit committee may change the appointment at any time during the year if it determines a change would be in the best interests of the Company and our stockholders. If you return a proxy card but do not indicate how your shares should be voted, they will be voted “FOR” the appointment of KPMG.

Representatives of KPMG will attend the annual meeting. These representatives will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate stockholder questions.

RECOMMENDATION OF THE BOARD: The board recommends that you vote “FOR” the ratification of the selection of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

Fees to Independent Registered Public Accounting Firm

The following table presents fees for professional services rendered by KPMG for the audit of our annual financial statements for the years ended December 31, 2017 and 2016, together with fees for audit-related services and tax services rendered by KPMG for the years ended December 31, 2017 and 2016, respectively.

Description	Year ended December 31, 2017	Year ended December 31, 2016
Audit fees(1)	$288,750	$167,000
Audit-related fees	–	–
Tax fees(2)	14,526	19,802
All other fees	–	–
TOTAL	$303,276	$186,802

 __________

(1)	Audit fees consist of fees incurred for the audit of our annual financial statements and the review of our financial statements included in our quarterly reports on Form 10-Q, as well as fees relating to registration statements and the audit of Historical Summary of Gross Income and Direct Operating Expenses of properties acquired.
(2)	Tax fees are comprised of tax compliance and tax consulting fees incurred and billed during the respective years.

Approval of Services and Fees

Our audit committee has reviewed and approved all of the fees charged by KPMG, and actively monitors the relationship between audit and non-audit services provided by KPMG. The audit committee concluded that all services rendered by KPMG during the years ended December 31, 2017 and 2016, respectively, were consistent with maintaining KPMG’s independence. Accordingly, the audit committee has approved all of the services provided by KPMG. As a matter of policy, the Company will not engage its primary independent registered public accounting firm for non-audit services other than “audit-related services,” as defined by the SEC, certain tax services and other permissible non-audit services except as specifically approved by the chairperson of the audit committee and presented to the full committee at its next regular meeting. The Company also follows limits on hiring partners of, and other professionals employed by, KPMG to ensure that the SEC’s auditor independence rules are satisfied.

The audit committee must pre-approve any engagements to render services provided by the Company’s independent registered public accounting firm and the fees charged for these services including an annual review of audit fees, audit-related fees, tax fees and other fees with specific dollar value limits for each category of service. During the year, the audit committee will periodically monitor the levels of fees charged by KPMG and compare these fees to the amounts previously approved. The audit committee also will consider on a case-by-case basis and, if appropriate, approve specific engagements that are not otherwise pre-approved. Any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the chairperson of the audit committee for approval.

PROPOSAL NO. 3 – approve the PLAN OF liquidation and dissolution of the Company

At a meeting of the board of directors of the Company held on September 17, 2018, the board of directors approved a proposal including the sale of all or substantially all of the Company’s assets, the Company’s liquidation and the Company’s dissolution pursuant to the plan of liquidation, a form of which is attached hereto as Exhibit A, subject to the approval of the stockholders of the Company. The principal purpose of the plan of liquidation is to provide our stockholders with what our board of directors believes, at this time, is the best alternative to maximize stockholder value within a reasonable period of time. The stockholders are being asked to approve the plan of liquidation of the Company.

If stockholders of the Company approve this Proposal No. 3, the Company will cease its business and will be liquidated pursuant to the plan of liquidation. If stockholders of the Company do not approve the proposal, then the Company will not liquidate. The board of directors would then consider other alternatives for the Company, which may include asking stockholders to approve another liquidation proposal.

Background

The board of directors of the Company, with our Business Manager, evaluated performance, strategy and options following completion of our Offering. Our board and Business Manager considered a number of factors, including (i) the limited number of the Company’s assets (three properties to date), (ii) the Company’s performance since inception, (iii) the Company’s past and expected ability to raise additional capital, (iv) the declining prospects for the Company’s financial viability and future ability to support its expense structure, and (v) alternatives to liquidation including:

•	a potential joint venture in which a third party would contribute properties and additional capital;
•	extending the Company’s offering period by filing a follow-on offering to raise additional capital;
•	seeking a merger or other business combination where the Company would be combined with a larger entity; and
•	continuing to operate our business.

After reviewing the alternatives reasonably available to us including discussions with third parties, our board of directors concluded, based on the recommendation of the Business Manager, that, at this time, pursuing a plan of liquidation is the best alternative to maximize stockholder value within a reasonable period of time. The Business Manager recommended, and the board ultimately decided, that the plan of liquidation is advisable and in the best interests of the Company. In reaching this decision, the board and Business Manager focused on a number of material factors including:

•	Our board of directors believed that the sale or merger of the Company to a third party or raising additional capital by filing a follow-on offering or through a joint venture with a third party was not feasible due in large measure to our small size;
•	The tax benefits to certain of our stockholders from the fact that liquidating distributions will not be taxable to a U.S. stockholder until cumulative liquidating distributions to that stockholder exceed the tax basis in the stockholder’s shares and then would be taxable at capital gains rates, rather than a portion of each distribution potentially being taxable at ordinary income rates if distributions were made in the ordinary course of business rather than as liquidating distributions;
•	Our board of directors considered the fact that the Company could still, if the opportunity arose, consider and pursue an entity-level transaction for consideration payable in cash or liquid securities during the course of implementing a plan of liquidation; and
•	Following this review and consideration, our board of directors believes that the liquidating distributions that the Company will make to stockholders in connection with the plan of liquidation would likely maximize stockholder value within a reasonable period of time.

In the course of its deliberations, our board of directors also considered a variety of risks and other countervailing factors related to the plan of liquidation. The risks and other countervailing factors relating to the plan of liquidation include, but are not limited to, the following:

•	We intend, for tax purposes, to transfer our remaining unsold properties to a liquidating trust if we are unable to sell all of our assets and distribute the net proceeds to our stockholders within twenty-four months of the plan of liquidation being approved by stockholders, which may cause stockholders to recognize taxable gain at the time of such transfer, prior to the receipt of cash, and may have adverse tax consequences on tax-exempt and non-U.S. stockholders;
•	The costs incurred by the Company in connection with implementing the plan of liquidation may be greater than estimated; and
•	It is possible we could become subject to the 100% “prohibited transactions” excise tax on our net income and gain derived from the sale of any property we are treated as holding primarily for sale to customers in the ordinary course of our trade or business.

In evaluating the plan of liquidation, our Business Manager estimated that the total cash that may be distributed to stockholders as liquidating distributions, taking into account both our obligation to repay outstanding debt and the estimated costs of liquidating which includes transaction costs related to the sale of the properties and the costs of continuing to operate the Company while we wind-up operations, will range from approximately $21.38 to $22.86 per Class A Share. This estimated range also assumes the conversion of the Class T Shares and the Class T-3 Shares into Class A Shares.

Specifically, on the Conversion Date, Class T Shares and Class T-3 Shares will convert into a number of Class A Shares equal to the product of the number of Class T Shares or Class T-3 Shares being converted, as applicable, and a fraction, the numerator of which is the estimated per share NAV of the Class T Shares or the Class T-3 Shares, as applicable, and the denominator of which is the estimated per share NAV of the Class A Shares determined as of December 31, 2017. For purposes of the calculation in the immediately preceding sentence, the estimated per share NAVs of the Class T Shares and the Class T-3 Shares as of December 31, 2017 are reduced by any Excess Fee from January 1, 2018 to the Conversion Date. The cash distributions on Class T Shares have been less than the cash distributions on Class A Shares by an amount equal to the distribution and stockholder servicing fees on the Class T Shares. The cash distributions on Class T-3 Shares have been less than the cash distributions on Class A Shares, partially reflecting the distribution and stockholder servicing fees on the Class T-3 Shares. The remaining distribution and stockholder servicing fees impacted the estimated per share NAV of the Class T-3 Shares. Based on the foregoing, each Class T Share will convert into 1.05054 Class A Shares and each Class T-3 Share will convert into 1.01048 Class A Shares, resulting in 2,220,988 Class A Shares estimated to be outstanding as of the end of our projected liquidation period, December 31, 2018.

Our Business Manager projected the sale value based on its analysis of existing cash flows noting the increase in occupancies and rents compared to December 31, 2017 as well as the values ascribed to our properties as part of the analysis performed to estimate our per share NAV and more recent “reports of value” provided to our Business Manager by brokers engaged to sell each property. Our Business Manager believes that improved net operating income being generated by the properties due to increased occupancies and rents with relatively stable cap rates, as noted in the broker reports, has increased the value of our properties. For example, our Business Manager estimates that the properties will sell at an estimated weighted average cap rate ranging from 5.56% to 5.72% on the projected going forward net operating income. These estimated cap rates compare to the range of 5.30% to 5.79% (mid-point of 5.55%) utilized in our estimate of NAV as of December 31, 2017. As part of the process of evaluating a sale of our assets and the Liquidating Distributions Estimate, we did not obtain appraisals of our properties. The broker reports that our Business Manager used in its analysis are typically obtained by sellers of properties to guide listing prices and evaluate potential returns. They are not, however, appraisals.

The following table, prepared by our Business Manager, summarizes the individual components of the range of the Liquidating Distributions Estimate:

	Low Value	High Value
Estimated real estate sales values (1)	$112,560,200	$115,900,000
Transaction costs (2)	($2,246,689)	($2,299,426)
Due to related parties (3)	($5,043,109)	($5,043,109)
Cash and other assets net of liabilities (4)	$5,401,774	$5,401,774
Debt (5)	($63,180,000)	($63,180,000)
Estimated net proceeds from the plan of liquidation	$47,492,177	$50,779,240

Shares of Class A common stock outstanding (6)	2,220,988	2,220,988
Liquidating Distributions Estimate (6)	$21.38	$22.86

 __________

  Estimated real estate sales value is the aggregate gross projected sales value of the properties owned by the Company. These estimates of the gross real estate sales prices of our assets are based, in part, on reports received from real estate brokers and other factors described above. We have not obtained any appraisals in connection with the plan of liquidation.
  Estimated costs associated with selling the Company’s properties, including but not limited to, transfer taxes, title fees, legal fees, debt fees, sales commissions paid to unrelated third party real estate brokers and prorations of operating expenses.
  Amounts owed to the Sponsor and its affiliates, including non-interest bearing advances and unpaid offering costs, business management fees, acquisition and mortgage financing fees and advanced property operating expenses.
  Based on cash as reported in the Company’s consolidated financial statements dated June 30, 2018, adjusted for projected net income through the estimated liquidation date of December 31, 2018.
  First mortgage debt outstanding secured by the properties that will be paid off or assumed upon the sale of each property.
  Assumes the conversion of Class T Shares and Class T-3 Shares into Class A Shares based on the estimated per share NAV of each class as of December 31, 2017 of $23.15 for Class A Shares, $24.32 for Class T Shares and $23.55 for Class T-3 Shares (as adjusted to reflect Excess Fees from January 1, 2018 to the Conversion Date).

In all cases, our Liquidating Distributions Estimate assumes that we will cease paying regular monthly distributions after the payment of the October 2018 distributions and cease paying distribution and stockholder servicing fees on November 1, 2018.

Stockholders should note that the Liquidating Distributions Estimate is only an estimate. The actual amount to be distributed will be based on actual proceeds from sale of the properties as well as actual debt outstanding that is repaid or assumed, and actual expenses of the sale process and of winding down the Company. Much like our estimate of per share NAV which was done as of December 31, 2017, our Liquidating Distributions Estimate is based on a number of assumptions, estimates and data that are inherently imprecise and susceptible to uncertainty and changes in circumstances, including changes to the value of individual assets as well as changes and developments in the real estate and capital markets, changes in interest rates, and changes in the composition of the Company’s portfolio. There can be no assurance that:

•	a stockholder would be able to resell his, her or its shares;
•	a stockholder will ultimately realize the amount we estimate in per share distributions; or
•	we will realize our estimated real estate values.

Lastly, please note that stockholders may also receive an interest in a liquidating trust that we may establish under the circumstances discussed below. Distributions that stockholders may receive from the liquidating trust, if any, are included in our Liquidating Distributions Estimate. Further, if we establish a reserve fund to pay for liabilities following the liquidation, the timing and amount of distributions made to stockholders in the liquidation may be adversely impacted.

Summary of the Plan of Liquidation

The following is a brief summary of the material provisions of the plan of liquidation. The following summary is qualified in its entirety by reference to the plan of liquidation, which we have attached as Exhibit A to this proxy statement and is incorporated by reference into this proxy statement. We encourage you to read the plan of liquidation in its entirety.

Purpose of the Plan of Liquidation; Certain Effects of the Liquidation

The principal purpose of the plan of liquidation is to maximize stockholder value within a reasonable period of time. In the liquidation we expect to sell or otherwise dispose of all or substantially all of our assets (including, without limitation, any assets held by the OP and its and our subsidiaries).

The plan of liquidation will become effective upon its approval by the stockholders of the Company holding at least a majority of the shares of common stock. The date of the stockholders’ approval is hereinafter referred to as the “Effective Date.”

Following the completion of the sale or transfer of all of our assets in accordance with the plan of liquidation, we will pay or provide for our liabilities and expenses, distribute the remaining proceeds of the liquidation of our assets to our stockholders, wind up our operations, and dissolve. Further, under the plan of liquidation, the Company must use commercially reasonable efforts to cause the liquidation and dissolution of the Company to occur and to make all distributions to stockholders no later than the second anniversary of the Effective Date.

Our common stock is currently registered under the Exchange Act. In connection with implementing the plan of liquidation, we expect to terminate the registration of our common stock under the Exchange Act.

Pursuant to the plan of liquidation we will, among other things, undertake to do the following within twenty-four months of stockholder approval:

•	sell or otherwise dispose of all or substantially all of our assets (including, without limitation, any assets held by the OP, of which the Company is the sole general partner, and its and our subsidiaries) in exchange for cash or other assets that may be conveniently liquidated or distributed;
•	pay or provide for our liabilities and expenses, which may include establishing a reserve fund to pay contingent or unknown liabilities;
•	distribute our current cash and the remaining proceeds of the liquidation to stockholders after paying or providing for our liabilities and expenses, and take all necessary or advisable actions to wind up our affairs;
•	if, for some unanticipated reason, we do not sell our assets and pay our debts within the twenty-four month period, we intend, for tax purposes, to transfer and assign our remaining assets and liabilities to a liquidating trust and distribute beneficial interests in the liquidating trust to our stockholders equivalent to each stockholder’s ownership interests in the Company at that time; and
•	wind up our operations and dissolve the Company, all in accordance with the plan of liquidation attached to this proxy statement as Exhibit A.

Liquidating Distributions and Procedures

We currently anticipate making one or more liquidating distributions to our stockholders. However, we cannot be sure how many liquidating distributions will be paid, or when they will be paid.

Upon the sale of all or substantially all of our assets, the Class T Shares and the Class T-3 Shares will automatically convert to Class A Shares as described herein. Thereafter, the aggregate assets available for distribution shall be distributed ratably to each holder of Class A Shares, which will include all converted Class T Shares and Class T-3 Shares.

The plan of liquidation gives our board of directors, or the trustees of the liquidating trust, the authority to interpret the provisions of the plan of liquidation and to take any further actions, to execute any agreements, conveyances, assignments, transfers, certificates and other documents, as may in their judgment be necessary or desirable in order to wind up expeditiously the affairs of the Company, the OP and its and our subsidiaries and complete the liquidation. We will not engage in any business activities, except to the extent necessary to preserve the value of our assets, wind up our business, pay or establish a reserve fund for our debts and distribute our assets to our stockholders, all in accordance with our charter and our bylaws, and the plan of liquidation. Our board of directors may authorize us to establish a reserve fund out of which to pay costs arising from any unknown or contingent liabilities. If a reserve fund is established, we would expect a final liquidating distribution to be made once we or the manager of the fund determines that no further claims are likely to be made upon the fund. This determination could be made, for example, upon the expiration of the time periods specified in the statutes of limitations applicable to the type of claims that may be made against the fund. If a reserve fund is created, the final payout of the fund’s assets remaining after payment of claims against the fund to our stockholders may not occur for three or more years following the filing of our articles of dissolution.

The actual amounts and times of payment of the liquidating distributions to be made to you will be determined by our board of directors in its discretion. If you transfer your shares during the liquidation, the right to receive liquidating distributions will transfer with those shares.

Liquidating Trust

If all of our assets are not sold or distributed within twenty-four months after the approval of the plan of liquidation by our stockholders, or if unpaid liabilities remain outstanding, we intend, for tax purposes, to transfer and assign, and, as general partner, intend to cause the OP to transfer and assign, prior to the end of the twenty-four month period, to a liquidating trust created under the laws of the State of Maryland or such other jurisdiction as our board of directors deems advisable all of our assets and the assets of the OP and its and our subsidiaries of every sort whatsoever, including unsold properties, assets, claims, contingent claims and causes of action, subject to all of their unsatisfied debts, liabilities and expenses, known or unknown, contingent or otherwise. We may also create a liquidating trust prior to that time in order to avoid the costs of operating as a public company, or if our board of directors determines that it is otherwise advantageous or appropriate to do so. The creation of a liquidating trust is intended to facilitate our continued qualification as a REIT until we complete our liquidation by allowing us to rely on certain rules regarding the deductibility of dividends paid.

From and after the date of transfer and assignment of assets (subject to liabilities) to the liquidating trust, we, the OP and its and our subsidiaries will have no interest of any character in and to any of these assets and all of the assets will thereafter be held by the liquidating trust. Shares of beneficial interests in the liquidating trust will not be transferrable (except by will, intestate succession or operation of law). Therefore, the recipients of interests in the liquidating trust will not realize any value from these interests unless and until the liquidating trust distributes cash or other assets to them, which will be solely in the discretion of the trustees. The initial trustees of the liquidating trust will be designated by our board of directors.

The documents governing the liquidating trust will limit the liquidating trust’s activities to conserving, protecting and selling the assets transferred to it and distributing the proceeds therefrom, including holding the assets for the benefit of the holders of beneficial interests in the liquidating trust, temporarily investing the proceeds and collecting income therefrom, providing for the debts, liabilities and expenses of the liquidating trust, making liquidating distributions to the holders of beneficial interests in the liquidating trust and taking other actions as may be deemed necessary or appropriate by the trustees of the liquidating trust to conserve and protect the assets of the liquidating trust and provide for the orderly liquidation thereof.

The liquidating trust will have a finite life and will terminate upon the earlier of the complete distribution of the liquidating trust’s assets or three years from the date of the creation of the trust, which period may be subject to extensions. Although neither the Code nor the Treasury Regulations provide any specific guidance as to the length of time a liquidating trust may last, the IRS’s ruling guidelines call for a term not to exceed three years, which period may be extended to cover the collection of installment obligations. We intend to comply with such IRS guidelines. The liquidating trust may distribute annual financial statements, which need not be audited, to holders of its beneficial interests (which statements, if prepared and distributed, will be filed under cover of Form 10-K under the Company’s Commission file number to the extent the liquidating trust is required to do so) but need not prepare or distribute any quarterly financial statements.

Approval of the plan of liquidation will also constitute the approval by our stockholders of the transfer and assignment to the liquidating trust, the form and substance of the liquidating trust agreement as approved by our board of directors and the appointment of the liquidating trust’s trustees selected by our board of directors.

Dissolution

Upon assignment and conveyance of our assets to our stockholders or the liquidating trust, in complete liquidation of the Company, and the taking of all actions required under the law of the State of Maryland in connection with our liquidation and dissolution, the proper officers of the Company will execute and cause to be filed with the SDAT, and elsewhere as may be required or deemed appropriate, such documents as may be required to dissolve the Company.

Vote Required

Approval of the plan of liquidation proposal will require the affirmative vote of the holders of at least a majority of shares of our common stock issued and outstanding and entitled to vote on the proposal, and will only be held if a quorum is present at the stockholders’ meeting.

Abandonment or Modification of Plan of Liquidation

Our board of directors may terminate the plan of liquidation without stockholder approval only (1) if the plan of liquidation is not approved by our stockholders or (2) (A) if our board of directors approves the Company entering into an agreement involving the sale or other disposition of all or substantially all of our assets or common stock by merger, consolidation, share exchange, business combination, sale or other transaction involving the Company or (B) if our board of directors determines, in exercise of its duties under Maryland law, after consultation with the Business Manager, Real Estate Manager and its financial advisor (if applicable) or other third party experts familiar with the multi-family property market, that there is an adverse change in the multi-family property market that reasonably would be expected to adversely affect proceeding with the plan of liquidation. Notwithstanding approval of the plan of liquidation by our stockholders, our board of directors may modify or amend the plan of liquidation without further action by our stockholders to the extent permitted under then current law.

Termination of the Registration of Common Stock

Our common stock is currently registered under the Exchange Act. In connection with implementing the plan of liquidation, immediately prior to the transfer to the liquidating trust, or at such other time as our board of directors considers appropriate, our board of directors and proper officers are authorized to cause us to file a Form 15 (or take other appropriate action) to terminate the registration of our common stock under the Exchange Act.

Interests of Certain Persons in the Plan of Liquidation

Our Business Manager and our directors and executive officers, including all of our executive officers and two of our directors in their capacities as executives of the Business Manager and certain of its affiliates, may be deemed to have interests in the liquidation that are in addition to, or different from, your interests as a stockholder, including the following existing relationships:

•	Business Management Fee. Subject to satisfying the criteria described below, we pay the Business Manager an annual business management fee equal to 0.6% of our “average invested assets,” payable quarterly in an amount equal to 0.15% of our average invested assets as of the last day of the immediately preceding quarter; provided that the Business Manager may decide, in its sole discretion, to be paid in either cash or the equivalent amount of our Class A Shares, or a combination thereof; and provided further the Business Manager may decide, in its sole discretion, to be paid an amount less than the total amount to which it is entitled in any particular quarter, and the excess amount that is not paid may, in the Business Manager’s sole discretion, be waived permanently or deferred or accrued, without interest, to be paid at a later point in time.

As used herein, “average invested assets” means, for any period, the average of the aggregate book value of our assets, including all intangibles and goodwill, invested, directly or indirectly, in equity interests in, and loans secured by, properties, as well as amounts invested in securities or consolidated and unconsolidated joint ventures or other partnerships, before reserves for amortization and depreciation or bad debts, impairments or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the relevant calendar quarter.

•	Real Estate Management Fees. We pay our Real Estate Manager a monthly management fee of up to 4% of the gross income from any property. Our Real Estate Manager may reduce, in its sole discretion, the amount of the management fee payable in connection with a particular property, subject to these limits. We also reimburse our Real Estate Manager and its affiliates for property-level expenses that they pay or incur on our behalf, including the salaries, bonuses, benefits and severance payments for persons performing services, including without limitation acquisition due diligence services, for our Real Estate Manager and its affiliates (excluding the executive officers of our Real Estate Manager and our executive officers).
•	Other Fees and Expense Reimbursements. We reimburse the Business Manager, Real Estate Manager and entities affiliated with each of them, including IREA and its respective affiliates, as well as third parties, for any investment-related expenses they pay in connection with selecting, evaluating or acquiring any investment in real estate assets, regardless of whether we acquire a particular real estate asset, subject to the limits in our charter. Examples of reimbursable expenses include but are not limited to legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, third party broker or finder’s fees, title insurance expenses, survey expenses, property inspection expenses and other closing costs.

We reimburse IREIC, the Business Manager and their respective affiliates, including the service providers, for any expenses that they pay or incur on our behalf in providing services to us, including all expenses and the costs of salaries, bonuses, benefits and severance payments for persons performing services for these entities on our behalf (except for the salaries, bonuses, benefits and severance payments for persons who also serve as one of our executive officers or as an executive officer of the Business Manager).

An affiliate of the Business Manager and Real Estate Manager is entitled to receive subordinated incentive distributions equal to 15% of the amount remaining after our stockholders receive a return of their capital contributions plus an annual 6% cumulative, pre-tax, non-compounded return on the capital contributions.

•	Amounts Due to Related Parties. IREIC and its affiliates are entitled to repayment of amounts owed to these parties, including non-interest bearing advances and unpaid offering costs, business management fees, acquisition and mortgage financing fees and advanced property operating expenses.

•	Stock Awards. All outstanding and unvested restricted shares of common stock issued under the Company’s employee and director incentive restricted share plan, including 731 unvested restricted shares held by our independent directors in the aggregate, will vest upon the sale of all or substantially all of our assets.

For more detailed information, see “Proposal No. 1: Election of Directors — Stock Compensation” and “Executive Officers/Compensation — Certain Relationships and Related Transactions” herein.

Our board of directors is aware of these interests and considered them in making its recommendations.

RECOMMENDATION OF THE BOARD: The board recommends that you vote “FOR” the approval of the plan of liquidation and dissolution, including the sale of all or substantially all of the assets of the Company and the dissolution of the Company pursuant thereto.

Material U.S. Federal Income Tax Consequences

The following summary discusses the material U.S. federal income tax consequences of the liquidation to a holder of shares of our common stock who holds the shares as a capital asset within the meaning of section 1221 of the Code. The discussion is based upon the Code, Treasury regulations promulgated under the Code (the “Treasury Regulations”), and reported judicial and administrative rulings and decisions in effect as of the date of this proxy statement, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations. Any such change could affect the validity of this discussion.

The discussion does not address (i) U.S. federal taxes other than income taxes or (ii) state, local or non-U.S. taxes. In addition, this discussion does not purport to address all U.S. federal income tax consequences that may be relevant to you (including the potential application of the Medicare contribution tax) in light of your particular circumstances. Your tax treatment may vary depending upon your particular situation. The discussion below does not address the U.S. federal income tax consequences of the liquidation to all categories of stockholders, including stockholders subject to special treatment under U.S. federal income tax laws, including, for example:

•	financial institutions;
•	partnerships or entities treated as partnerships, S corporations or other pass-through entities for U.S. federal income tax purpose;
•	insurance companies;
•	pension plans or other tax-exempt organizations, except to the extent discussed below;
•	“qualified foreign pension funds” or entities wholly owned by a qualified foreign pension fund;
•	dealers in securities or currencies;
•	traders in securities that elect to use a mark to market method of accounting;
•	persons that hold their common stock as part of a straddle, hedge, constructive sale or conversion transaction;
•	regulated investment companies;
•	REITs;
•	certain U.S. expatriates;
•	persons whose “functional currency” is not the U.S. dollar;
•	persons who acquired our shares of common stock through the exercise of an employee stock option or otherwise as compensation;
•	persons who are non-U.S. stockholders (as defined below), except to the extent discussed below; and
•	owners of holders of shares of stock.

We did not obtain an opinion of legal counsel and we did not request a ruling from the IRS or other tax authority on the U.S. federal, state or local tax consequences relevant to the plan of liquidation. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

The discussion assumes that we have qualified as a REIT for U.S. federal income tax purposes at all times commencing with our tax year ended December 31, 2015 and will remain qualified as a REIT until such time, if at all, as we transfer any remaining assets and liabilities to a liquidating trust. This U.S. federal income tax discussion is for general information only and may not address all tax considerations that may be significant to a holder of our shares of common stock. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR AS TO THE PARTICULAR U.S. FEDERAL, STATE, LOCAL, NON-U.S. AND OTHER TAX CONSEQUENCES TO YOU OF THE LIQUIDATION.

Tax Consequences to the Company

For U.S. federal income tax purposes, we are taxed as a REIT under sections 856 through 860 of the Code. As a REIT, we are generally not subject to U.S. federal corporate income tax on the portion of our taxable income that we currently distribute to our stockholders in distributions that are eligible for the dividends paid deduction. If the plan of liquidation approved by our board of directors is approved by our stockholders, we expect to carry out the liquidation in a manner that will allow us to continue to meet the requirements for qualification as a REIT until we have distributed all our assets to our stockholders, which may include the transfer of assets to a liquidating trust.

In order to maintain our status as a REIT we must, among other things, continue to derive income from qualified sources, principally rents from real property, interest on mortgages secured by real property and gains from the sale or exchange of such real property or mortgages. In addition, our principal investments must continue to be in real estate assets.

So long as we remain qualified as a REIT, any net gain that we realize from “prohibited transactions” will be subject to a 100% tax. “Prohibited transactions” generally are sales of property held primarily for sale to customers in the ordinary course of a trade or business which is not foreclosure property. Whether a real estate asset is property held primarily for sale to customers in the ordinary course of a trade or business is a highly factual determination. The Code provides a “safe harbor” which, if all its conditions are met, would protect a REIT’s property sales from being considered prohibited transactions. The conditions include, among other things, that the property be held by a REIT for at least two years for the production of rental income and that the REIT does not have more than seven property sales in any taxable year (there are alternative conditions to this seven sales condition, but those alternatives could not be met in the context of a complete liquidation). Regardless of whether a transaction qualifies for the safe harbor, we believe, but cannot assure you, that all of our properties are held for investment and the production of rental income, should not be considered to be held primarily for sale to customers in the ordinary course of our trade or business and that none of the asset sales that we intend to make pursuant to the plan of liquidation should be subject to this tax. However, we cannot assure you that the IRS will not successfully challenge our position for purposes of applying the 100% tax.

Assuming we complete our liquidation, distributions made pursuant to the plan of liquidation within the twenty-four-month period after it is approved by our stockholders will be treated as dividends paid for purposes of computing our dividends paid deduction, but only to the extent of our earnings and profits, computed without regard to our capital losses, for the taxable year in which any such distributions are made. As a result, and provided that we continue to qualify as a REIT, we believe that we will not be subject to U.S. federal corporate income tax on gain recognized in connection with liquidating sales of our assets, nor will we be subject to U.S. federal corporate income tax on gains realized upon a liquidating distribution of any of our appreciated assets. We also will be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed. In addition, if we should fail to distribute, or be deemed to distribute, during each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior years, we would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually or deemed distributed.

While we expect to continue to qualify as a REIT for the period during our liquidation until the final liquidating distribution has been made to our stockholders, which includes the transfer of assets to a liquidating trust, no assurance can be given that we will not lose or terminate our status as a REIT as a result of unforeseen circumstances. If we were to lose our status as a REIT, either inadvertently or because our board of directors deems such loss to be in the best interests of our stockholders, we would be taxable as a corporation for U.S. federal income tax purposes and generally would be liable for U.S. federal income tax at the corporate rate with respect to our entire net income (including any net gain from liquidating sales and distributions of our assets for the taxable year in which our qualification as a REIT terminates and for any subsequent years).

Tax Consequences to U.S. Stockholders

Generally, for purposes of this discussion, a “U.S. stockholder” is a holder of shares of our common stock who is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation, or other entity taxable as a corporation, organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (a) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) the trust has a valid election in effect under current Treasury Regulations to be treated as a U.S. person.

If a partnership or an entity treated as a partnership for U.S. federal income tax purposes holds shares of our common stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding shares of our common stock should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the liquidation.

Liquidating distributions made by us will not be dividend income to U.S. stockholders, notwithstanding our treatment of such distributions as dividends for purposes of computing our taxable income. Distributions in liquidation, including a U.S. stockholder’s pro rata share of the fair market value of any assets that we transfer to a liquidating trust, will first reduce the tax basis of the U.S. stockholder’s shares of our common stock and be non-taxable to that extent. Any further liquidating distributions will be taxable to a U.S. stockholder as capital gain. If the sum of all liquidating distributions made to a U.S. stockholder is less than the U.S. stockholder’s tax basis in his, her or its shares of our common stock, the difference will constitute a capital loss to such U.S. stockholder at the time the U.S. stockholder receives the final liquidating distribution, which will include our distribution of any remaining assets and liabilities to a liquidating trust. (See “— Tax Consequences of the Liquidating Trust” below.) A U.S. stockholder’s gain or loss and holding period will be calculated separately for each block of shares of our common stock held; with a block consisting of shares acquired at the same cost in a single transaction. Capital gain or loss will be long-term or short-term, depending on whether the U.S. stockholder’s shares of our common stock have been held for more than one year. However, if a U.S. stockholder recognizes a capital loss on the liquidation and has held shares of our common stock for six months or less, the U.S. stockholder’s loss will be treated as a long-term capital loss to the extent the U.S. stockholder previously received capital gain dividends from us with respect to his, her or its shares of our common stock.

Long-term capital gains of non-corporate U.S. stockholders may qualify for reduced U.S. federal income tax rates, while capital gains of corporate U.S. stockholders generally are taxable at regular U.S. federal income tax rates applicable to corporations. U.S. stockholders who are individuals, estates or trusts may be subject to a 3.8% Medicare tax on their gain from the liquidation, and should consult their tax advisors concerning the applicability of this tax. The deductibility of capital losses is subject to certain limitations.

Backup withholding (currently at a rate of 24%) may apply to payments made to a U.S. stockholder in connection with the liquidation unless the U.S. stockholder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (ii) provides a taxpayer identification number or social security number, certifies under penalties of perjury that such number is correct and that such U.S. stockholder is not subject to backup withholding or otherwise complies with the applicable requirements of the backup withholding rules, which generally may be done by providing us with a properly completed and signed IRS Form W-9. Individual U.S. stockholders who do not provide us with their correct taxpayer identification number may be subject to penalties imposed by the IRS. We may also be required to withhold on liquidating distributions made to any U.S. stockholders who fail to certify their non-foreign status. Backup withholding is not an additional tax. Any amount withheld generally will be creditable against such U.S. stockholder’s U.S. federal income tax liability.

Because liquidating distributions may be made in multiple tax years, if we were to abandon the plan of liquidation in a tax year subsequent to one in which we already made liquidating distributions, the timing and character of your taxation with respect to liquidating distributions made to you in the prior tax year could change, which may subject you to tax liability (which tax liability could be at ordinary income rather than capital gains rates) in the prior tax year to which you would not otherwise have been subject.

Tax Consequences to Tax-Exempt U.S. Stockholders

Liquidating distributions made by us generally will not be unrelated business taxable income (“UBTI”) to a tax-exempt U.S. stockholder that does not hold its shares of our common stock as “debt-financed property” within the meaning of the Code. However, tax-exempt U.S. stockholders may recognize UBTI with respect to assets (if any) transferred to a liquidating trust; see “— Tax Consequences of the Liquidating Trust” below.

Tax Consequences to Non-U.S. Stockholders

Generally, for purposes of this discussion, a “non-U.S. stockholder” is any stockholder (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. stockholder. The rules governing U.S. federal income taxation of non-U.S. stockholders are complex, and no attempt will be made in this proxy statement to provide more than a limited summary of such rules. A non-U.S. stockholder should consult with his, her or its own tax advisor to determine the impact of U.S. federal, state, and local income tax laws with regard to the plan of liquidation and each non-U.S. stockholder’s receipt of liquidating distributions from us. Accordingly, this discussion does not address all aspects of U.S. federal income taxation, nor state, local or foreign tax consequences (including treaty benefits, if any, that may be available in certain instances), that may be relevant to a non-U.S. stockholder in light of his, her or its particular circumstances.

The discussion below assumes that a non-U.S. stockholder’s investment in our shares of our common stock is not effectively connected with a trade or business conducted in the United States by the non-U.S. stockholder, or, if an applicable tax treaty so provides, that its investment in our shares is not attributable to a United States permanent establishment maintained by the non-U.S. stockholder. Also, special rules apply to a non-U.S. stockholder who is an individual who has been present in the United States for 183 days or more during the taxable year in which a liquidating distribution is made to such non-U.S. stockholder. We recommend that non-U.S. stockholders consult their own tax advisors to determine the U.S. federal, state, local and non-U.S. income and other tax consequences to them of the liquidation.

The IRS announced in Notice 2007-55 that it intends to take the position that under current law liquidating distributions by a REIT generally are taxable to non-U.S. stockholders to the extent attributable to gain from the REIT’s sale or exchange of a United States real property interest (“USRPI”) as if such gain were effectively connected with a U.S. trade or business (“USRPI gain”). Non-U.S. stockholders thus would be taxed at the same capital gain rates applicable to U.S. stockholders with respect to USRPI gain (subject to any applicable special alternative minimum tax in the case of nonresident alien individuals). There is some uncertainty regarding the applicability of the position set forth in Notice 2007-55; however, we intend to follow the IRS’s announced position. Accordingly, we generally will be required to withhold U.S. tax equal to 21% from any such USRPI gain. The 21% tax withheld generally may be claimed by a non-U.S. stockholder as a credit against its reported U.S. federal income tax liability. In addition, corporate non-U.S. stockholders may be subject to a 30% branch profits tax on USRPI gain unless and to the extent that such non-U.S. stockholder is entitled to treaty relief or other exemption.

Generally, we will be required to report annually to the IRS the amount of USRPI gain distributed to a non-U.S. stockholder, such stockholder’s name and address, and the amount of U.S. tax withheld, if any. Liquidating distributions paid to a non-U.S. stockholder may be subject to backup withholding tax (currently at a 24% rate) unless such stockholder establishes an exemption, for example, by properly certifying its non-U.S. status on an IRS Form W-8BEN or other applicable version of IRS Form W-8.

Because liquidating distributions may be made in multiple tax years, if we were to abandon the plan of liquidation in a tax year subsequent to one in which we already made liquidating distributions, the timing and character of your taxation with respect to liquidating distributions made to you in the prior tax year could change, which may subject you to tax liability (which tax liability could be at ordinary income rather than capital gains rates and result in different withholding requirements) in the prior tax year to which you would not otherwise have been subject.

Tax Consequences of the Liquidating Trust

If we have not disposed of all our assets within twenty-four months of the approval by stockholders of the plan of liquidation, we intend to establish a liquidating trust to which we will transfer our unsold assets at the end of such twenty-four-month period. This is necessary in order for us, assuming we remain qualified as a REIT, to be eligible to deduct amounts distributed pursuant to the plan of liquidation as dividends paid and thereby meet our annual distribution requirement and not be subject to U.S. federal income tax on such amounts. A trust will be treated as a liquidating trust if it is organized for the primary purpose of liquidating and distributing the assets transferred to it, and if its activities are all reasonably necessary to and consistent with that purpose. Although neither the Code nor the Treasury Regulations provide any specific guidance as to the length of time a liquidating trust may last, the IRS’s ruling guidelines call for a term not to exceed three years, which period may be extended to cover the collection of installment obligations. If we establish a liquidating trust, we intend to comply with such IRS guidelines.

An entity classified as a liquidating trust generally is not subject to tax on any income or gain recognized by it. Instead, if you are a stockholder when a liquidating trust is established, you will be treated as the owner of your pro rata portion of each asset, including cash, received and held by the liquidating trust. Accordingly, you will be treated as having received a liquidating distribution equal to the amount of your share of the sum of any cash and the fair market value of any asset, net of any accompanying liabilities, transferred to the liquidating trust. If you are a U.S. stockholder, you will recognize gain at the time of the deemed liquidating distribution to the extent such amount is greater than your remaining tax basis in your shares of our common stock (as reduced by all prior liquidating distributions) notwithstanding that you may not currently receive a distribution of cash or any other assets with which to satisfy the resulting tax liability. Furthermore, a U.S. stockholder generally will recognize taxable gain or loss when all or part of its pro rata portion of an asset held by the liquidating trust is disposed of for an amount greater or less than the fair market value of such asset at the time it was transferred to the liquidating trust. In addition, you will be required to take into account in computing your taxable income, your pro rata share of each item of income, gain and loss of the liquidating trust, the character of which items will pass through to you.

The liquidating trustee will file tax returns for the liquidating trust, and will send to each stockholder holding an interest in the liquidating trust a separate statement setting forth the stockholder’s share of items of income, gain, loss, deduction and credit. Each stockholder must report such items on its U.S. federal income tax return regardless of whether the liquidating trust makes current cash distributions.

Because stockholders would be treated as owning their respective shares of the liquidating trust’s assets, they would be treated as directly engaging in the operations of the liquidating trust. As such, tax-exempt U.S. stockholders holding interests in the liquidating trust may realize UBTI with respect to their share of the trust’s income, and non-U.S. stockholders may be considered to derive income that is effectively connected with a U.S. trade or business. In that event, non-U.S. stockholders would be subject to U.S. federal income tax and, for corporate non-U.S. stockholders, branch profits tax.

Tax-exempt U.S. stockholders and non-U.S. stockholders are urged to consult their own tax advisors regarding the U.S. federal income tax consequences that would apply to them of the deemed liquidating distribution and of holding an interest in a liquidating trust.

If the liquidating trust fails to qualify as such, the resulting tax consequences to the trust and the holders of trust interests will depend upon, among other things, the reasons for the trust’s failure to so qualify. If our board of directors avails itself of the use of a liquidating trust, it is anticipated that every effort will be made to ensure that the liquidating trust will be classified as such for U.S. federal income tax purposes.

State and Local Income Tax Considerations

You may be subject to state or local taxes with respect to liquidating distributions received from us. The state or local tax treatment of liquidating distributions received from us may differ from the U.S. federal income tax treatment described above. If we transfer assets to a liquidating trust, you may be required to file income tax returns in states or localities in which the liquidating trust owns properties. You should consult your tax advisors regarding such taxes.

Accounting Treatment

The Company expects that effectiveness of the plan of liquidation will cause the Company’s basis of accounting to change. Once the plan of liquidation is effective, the Company must change its basis of accounting from the going-concern basis to the liquidation basis of accounting. In order for the Company’s financial statements to be in accordance with GAAP under the liquidation basis of accounting, all of the Company’s assets must be stated at the amount of consideration the entity expects to collect, and all of the Company’s liabilities must be recorded at the estimated amounts at which the liabilities are expected to be settled.

PROPOSAL NO. 4 - THE ADJOURNMENT PROPOSAL

The Company is seeking stockholder approval to authorize the Company to adjourn the annual meeting to a later date or dates, if necessary or appropriate as determined by the chairperson of the annual meeting, to solicit additional proxies in favor of the plan of liquidation, electing five directors to serve until the Company’s 2019 annual meeting of stockholders and until their successors are duly elected and qualify or ratifying the appointment of KPMG as the Company’s independent registered public accounting firm if there are insufficient votes at the time of the adjournment to approve the proposals.

If the Company’s stockholders approve this proposal, the annual meeting may be adjourned and the Company may use the additional time to solicit additional proxies until the meeting is reconvened.

Approval of this proposal, if necessary or appropriate as determined by the chairperson of the annual meeting, to solicit additional proxies requires the affirmative vote of holders of at least a majority of the votes cast at the annual meeting for this proposal. Under the Company’s bylaws, the chairperson of the meeting has the authority to adjourn the meeting, whether or not a quorum is present, without a vote of the stockholders. If you “Abstain” from voting, it will have no effect on this proposal. Failures to vote will have no effect on this proposal.

RECOMMENDATION OF THE BOARD: The board recommends that you vote “FOR” the adjournment proposal.

STOCKHOLDER PROPOSALS FOR 2019 ANNUAL MEETING

As of [__________], 2018, we have not received any stockholder proposals for inclusion in this year’s proxy statement. Stockholders may nominate director candidates and make proposals to be considered at our annual meeting to be held in 2019.

Recommendations for Director Candidates

Nominations for director positions are made by our board based upon the recommendation of the nominating and corporate governance committee. With respect to candidates recommended by stockholders, recommendations must be submitted in accordance with the procedures specified in Section 11 of Article II of our bylaws, which generally requires that the stockholder send certain information about the candidate to our corporate secretary not later than 5:00 p.m., central time, on the 120th day and not earlier than the 150th day prior to the first anniversary of the mailing date of our proxy statement for the preceding year’s annual meeting. For our annual meeting to be held in 2019, a stockholder must provide written notice of a candidate recommendation not earlier than [__________], 2019 and not later than 5:00 p.m., central time, on [__________], 2019, to our corporate secretary, c/o Inland Residential Properties Trust, Inc., 2901 Butterfield Road, Oak Brook, Illinois 60523. A copy of our bylaws may be obtained by written request to our corporate secretary at the same address.

Other Stockholder Proposals

Stockholders intending to present any other proposal for action by the stockholders at an annual meeting are subject to the same notice provisions under our bylaws as discussed above. Accordingly, for our annual meeting to be held in 2019, a stockholder must provide written notice of a proposal not earlier than [__________], 2019 and not later than 5:00 p.m., central time, on [__________], 2019.

Our bylaws do not change the deadline for a stockholder seeking to include a proposal in our proxy statement pursuant to Rule 14a-8 promulgated under the Exchange Act or affect a stockholder’s right to present for action at an annual meeting any proposal so included. Rule 14a-8 requires that notice of a stockholder proposal requested to be included in our proxy materials pursuant to that Rule must generally be furnished to our corporate secretary not later than 120 days prior to the anniversary of the mailing date of our proxy statement for the previous year’s annual meeting. For our annual meeting to be held in 2019, stockholder proposals to be considered for inclusion in the proxy statement under Rule 14a-8 must be received by our corporate secretary no later than [__________], 2019.

Each of these stockholder proposals should be submitted in writing and addressed to our corporate secretary, c/o Inland Residential Properties Trust, Inc., 2901 Butterfield Road, Oak Brook, Illinois 60523.

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YOUR VOTE IS IMPORTANT. THE PROMPT RETURN OF
PROXIES WILL SAVE US THE EXPENSE OF
FURTHER REQUESTS FOR PROXIES. PLEASE
PROMPTLY MARK, SIGN, DATE AND RETURN THE
ENCLOSED PROXY IN THE ENCLOSED ENVELOPE.

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EXHIBIT A

INLAND RESIDENTIAL PROPERTIES TRUST, INC.

PLAN OF LIQUIDATION AND DISSOLUTION

1.	This Plan of Liquidation and Dissolution (the “Plan”) of Inland Residential Properties Trust, Inc., a Maryland corporation (the “Company”), has been approved by the Company’s Board of Directors (the “Board”) as being advisable and in the best interests of the Company. The Board has directed that the Plan, including the sale of all or substantially all of the Company’s assets, the Company’s liquidation and the Company’s dissolution, be submitted for approval to the holders (the “Stockholders”) of the outstanding shares of Class A common stock (“Class A Shares”), $.001 par value per share, Class T common stock (“Class T Shares”), $.001 par value per share, and Class T-3 common stock (“Class T-3 Shares”), $.001 par value per share (collectively, the “Common Shares”), of the Company. The Plan shall become effective upon approval of the Plan by the Stockholders holding at least a majority of the outstanding Common Shares. The date of the Stockholders’ approval is hereinafter referred to as the “Effective Date.”
2.	Within 30 days after the Effective Date, the proper officers of the Company shall file Form 966 with the Internal Revenue Service, together with a certified copy of the Plan, as advised and approved by the Board and approved by the Stockholders. Not less than 20 days prior to the filing of articles of dissolution with the State Department of Assessments and Taxation of Maryland (the “SDAT”), the Company shall mail notice that dissolution of the Company has been approved to all its known creditors at their addresses as shown on the records of the Company, including any entities providing services to the Company such as its business manager, Inland Residential Business Manager & Advisor, Inc. (the “Business Manager”), and its real estate manager, Inland Residential Real Estate Services LLC (the “Real Estate Manager”), at their business addresses as shown on the records of the Company (alternatively, the Board may determine that the Company has no known creditors).
3.	As soon as practicable after the Effective Date, the Company shall be voluntarily liquidated and dissolved in accordance with Section 562(b)(1)(B) of the Internal Revenue Code of 1986, as amended (the “Code”). Pursuant to the Plan, the Board shall cause the Company to sell, convey, transfer and deliver or otherwise dispose of any or all of the assets of the Company in one or more transactions, and acting for itself or in its capacity as the general partner of Inland Residential Operating Partnership, L.P. (the “OP”), cause the OP to sell, convey, transfer and deliver or otherwise dispose of any or all assets of the OP in one or more transactions, in each case without further approval of the Stockholders.

The Company, acting for itself or in its capacity as the general partner of the OP, as appropriate, shall not engage in any business activities, except to the extent necessary to preserve the value of the Company’s assets, including but not limited to assets held by the OP and its and the Company’s subsidiaries, winding up the Company’s business and affairs, discharging, paying or setting aside reserves for all Company liabilities, including but not limited to contingent liabilities and the liabilities of the OP or its subsidiaries, distributing its assets, including, but not limited to, the assets of the OP to the limited and general partners of the OP in accordance with the OP’s First Amended and Restated Agreement of Limited Partnership, dated October 27, 2016, as amended on February 2, 2017, and distributing the Company’s assets to its Stockholders, all in accordance with the Company’s charter and bylaws (collectively, the “Governing Documents”), and the Plan, including to satisfy any existing contractual obligations, pay for any required tenant improvements and capital expenditures at the Company’s real estate properties if the Board so chooses and make protective advances with respect to the Company’s existing assets.

4.	The appropriate officers of the Company shall take all actions as may be necessary or appropriate to marshal the assets of the Company and convert the assets, in whole or in parts, into cash or other form as may be conveniently distributed to the Stockholders.
5.	The Company shall (i) pay or make reasonable provision to pay all claims and obligations of the Company, the OP and its and their subsidiaries including all contingent, conditional or contractual claims known to the Company, the OP or its and their subsidiaries, (ii) make all provisions that are reasonably likely to be sufficient to provide compensation for any claim against the Company, the OP or its or their subsidiaries in connection with any pending action, suit or proceeding to which any of the Company, the OP or its subsidiaries is a party and (iii) create, or cause the Liquidating Trust (as hereinafter defined) to create, a reserve fund for the payment of or otherwise adequately provide for all of the liabilities and obligations of the Company, the OP and their subsidiaries. All claims shall be paid in full (except to the extent a lesser amount is agreed upon between the Company, the OP and its or their subsidiaries on the one hand and the applicable creditor on the other hand).

6.	Upon the sale of all or substantially all of the Company’s assets, both the Class T Shares and the Class T-3 Shares will automatically convert to Class A Shares. Under the Governing Documents, Class T Shares and Class T-3 Shares will convert into a number of Class A Shares equal to the product of the number of Class T Shares or Class T-3 Shares being converted, as applicable, and a fraction, the numerator of which is the estimated per share net asset value of the Class T Shares or the Class T-3 Shares, as applicable, and the denominator of which is the estimated per share net asset value of the Class A Shares. The conversion rates will be based on the estimated per share net asset values determined as of December 31, 2017 of $23.15 for Class A Shares, $24.32 for Class T Shares and $23.55 for Class T-3 Shares, and the estimated per share net asset values of the Class T Shares and the Class T-3 Shares will be reduced by any class-specific distribution and stockholder servicing fees paid by the Company in excess of the amount by which the cash distributions are reduced for holders of Class T Shares or Class T-3 Shares, as applicable, in comparison to the cash distributions paid on Class A Shares (“Excess Fee”) from January 1, 2018 to the Conversion Date. Following the share class conversion, the aggregate assets available for distribution shall be distributed ratably to each Stockholder of Class A Shares, which will include all converted Class T Shares and Class T-3 Shares.
7.	Subject to Section 8 below and the Governing Documents, the distributions contemplated by the Plan shall be in complete liquidation of the Company. In the course of the liquidation, the Board shall use commercially reasonable efforts to continue to cause the Company to maintain its status as a REIT; provided, however, the Board may, in its discretion, elect to terminate the Company’s status as a REIT if it determines that termination would be in the best interest of the Stockholders.
8.	Upon the complete distribution of all assets of the Company to the holders of outstanding Common Shares (the “Final Distribution”) and the dissolution of the Company, all Common Shares will be canceled and no longer deemed outstanding and all rights of the holders thereof as Stockholders of the Company shall cease and terminate. The Company shall use commercially reasonable efforts to cause the liquidation and dissolution of the Company to occur and to make the Final Distribution to Stockholders no later than the second anniversary of the Effective Date.
9.	If the Board determines: (i) it is not feasible for the Company to pay, or adequately provide for, all debts and liabilities of the Company (including costs and expenses incurred and anticipated to be incurred in connection with the liquidation of the Company) at the time of the Final Distribution, or, if earlier, the latest applicable date to avoid payment by the Company of Federal income taxes, or (ii) it is not advisable to distribute at that time any of the property then held by or for the account of the Company because the property is not reasonably susceptible of distribution to Stockholders or otherwise, then the Board may cause the Company to make the Final Distribution as a distribution in kind of beneficial interests in a trust (the “Liquidating Trust”), at the time as it deems appropriate in its sole discretion (provided only that any remaining outstanding limited partner unitholders in the OP have been completely redeemed prior to the transfer and assignment stated below), as follows:

a.	The Company may transfer and assign, and may, as general partner, cause the OP to transfer and assign, to the Liquidating Trust created under the laws of Maryland or other jurisdiction as the Board deems advisable, all of the assets of the Company, the OP and its and their subsidiaries of every sort whatsoever, including any unsold properties, assets, claims, contingent claims and causes of action, subject to any unsatisfied debts, liabilities and expenses, known or unknown, contingent or otherwise. From and after the date of transfer and assignment of assets (subject to liabilities) to the Liquidating Trust, the Company, the OP and its and their subsidiaries shall have no interest of any character in and to any of these assets and all of the assets shall thereafter be held by the Liquidating Trust.
b.	Upon transfer and assignment to the Liquidating Trust, ownership of Common Shares as recorded on the books of the Company will be deemed to represent ownership interests in the Liquidating Trust equivalent to those held in the Company immediately prior to the transfer and assignment.
c.	The Liquidating Trust shall be constituted pursuant to a declaration of trust or liquidating trust agreement (the “Liquidating Trust Agreement”) in such form as the Board may approve and consistent with the terms hereof.
d.	The initial trustees of the Liquidating Trust shall be designated by the Board.
e.	The documents governing the Liquidating Trust shall also limit the Liquidating Trust’s activities to conserving, protecting and selling the assets transferred to it and distributing the proceeds therefrom, including holding the assets for the benefit of the holders of beneficial interests in the Liquidating Trust, temporarily investing the proceeds and collecting income therefrom, providing for the debts, liabilities and expenses of the Liquidating Trust, making liquidating distributions to the holders of shares of beneficial interest in the Liquidating Trust and taking other actions as may be deemed necessary or appropriate by the trustees of the Liquidating Trust to conserve and protect the assets of the Liquidating Trust and provide for the orderly liquidation thereof.
f.	The Liquidating Trust Agreement will, unless otherwise determined by the Board, also provide: (i) that shares of beneficial interest in the Liquidating Trust will not be transferable (except by will, intestate succession or operation of law); (ii) that beneficial interests in the Liquidating Trust will not be represented by certificates; (iii) that the Liquidating Trust will have a finite life and will terminate upon the earlier of the complete distribution of the Liquidating Trust’s assets or three years from the date that the Company’s assets were first transferred to it, subject to extensions of determinate duration; and (iv) that the Liquidating Trust may distribute annual financial statements, which need not be audited, to holders of its beneficial interests (which statements, if prepared and distributed, shall be filed under cover of Form 10-K under the Company’s Commission file number to the extent the Liquidating Trust is required to do so) but need not prepare or distribute any quarterly financial statements.

g.	Approval of this Plan shall constitute the approval by the Stockholders of the transfer and assignment to the Liquidating Trust, the form and substance of the Liquidating Trust Agreement as approved by the Board and the appointment of the Liquidating Trust’s trustees selected by the Board.
10.	Upon assignment and conveyance of the assets of the Company to the Stockholders or the Liquidating Trust, in complete liquidation of the Company as contemplated hereby, and the taking of all actions required under the laws of the State of Maryland in connection with the liquidation and dissolution of the Company, the proper officers of the Company shall execute and cause to be filed with the SDAT, and elsewhere as may be required or deemed appropriate, all documents required to dissolve the Company.
11.	Immediately prior to the transfer to the Liquidating Trust, or at such other time as the Board considers appropriate, the Board and proper officers of the Company are authorized to cause the Company to file a Form 15 (or take other appropriate action) to terminate the registration of the Common Shares under the Securities Exchange Act of 1934, as amended.
12.	The Board, or the trustees of the Liquidating Trust, and the officers of the Company as the Board may direct, are hereby authorized to interpret the provisions of the Plan and are hereby authorized and directed to take any further actions, to execute any agreements, conveyances, assignments, transfers, certificates and other documents, as may in their judgment be necessary or desirable in order to wind up expeditiously the affairs of the Company, the OP and its and their subsidiaries and complete the liquidation thereof, including, without limitation, (i) the execution of any checks, contracts, deeds, assignments, notices or other instruments necessary or appropriate to sell or otherwise dispose of any and all property of the Company, the OP and its and their subsidiaries whether real or personal, tangible or intangible, (ii) the appointment of other persons to carry out any aspect of this Plan, (iii) the temporary investment of funds in any medium as the Board may deem appropriate, (iv) the entering into of agreements with, or modifying or amending existing agreements with the Business Manager, the Real Estate Manager or any other advisor, agent, employee, officer, trustee or representative of the Company, the OP or its and their subsidiaries and (v) the modification of the Plan as may be necessary to implement the Plan. The death, resignation or other disability of any director or officer of the Company shall not impair the authority of the surviving or remaining directors or officers of the Company (or any persons appointed as substitutes therefor) to exercise any of the powers provided for in this Plan. Upon the death, resignation or other disability, the surviving or remaining directors shall have the authority to fill the vacancy or vacancies so created, but the failure to fill the vacancy or vacancies shall not impair the authority of the surviving or remaining directors or officers to exercise any of the powers provided for in this Plan.

13.	Until the filing of the articles of dissolution with and acceptance for record of the articles of dissolution by the SDAT, the Board may terminate the Plan without approval by the Stockholders only (i) if the Plan is not approved by the Stockholders or (ii) (A) if the Board approves the Company entering into an agreement involving the sale or other disposition of all or substantially all of the assets of the Company or Common Shares by merger, consolidation, share exchange, business combination, sale or other transaction involving the Company or (B) if the Board determines, in exercise of its duties under Maryland law, after consultation with the Business Manager, Real Estate Manager and its financial advisor (if applicable) or other third party experts familiar with the multi-family property market, that there is an adverse change in the multi-family property market that reasonably would be expected to adversely affect proceeding with the Plan. Notwithstanding approval of the Plan by the Stockholders, until the filing of the articles of dissolution with and acceptance for record of the articles of dissolution by the SDAT, the Board may modify or amend the Plan without further action by the Stockholders to the extent permitted under then current law.
14.	The validity, interpretation and performance of the Plan shall be controlled by and construed under the laws of the State of Maryland.

Inland Residential Properties Trust, Inc.

REVOCABLE PROXY FOR ANNUAL MEETING OF STOCKHOLDERS – NOVEMBER 27, 2018

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY

The undersigned stockholder of Inland Residential Properties Trust, Inc., a Maryland corporation (the "Company"), hereby appoints Roberta S. Matlin and Cathleen M. Hrtanek as proxies for the undersigned, and each of them, each with full power of substitution in each of them, to attend the annual meeting of stockholders to be held at the principal executive offices of the Company located at 2901 Butterfield Road, Oak Brook, Illinois 60523 on November 27, 2018, at 11:00 a.m. central time, or any adjournments or postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and revokes any proxy heretofore given with respect to such meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. **IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" EACH OF THE NOMINEES FOR DIRECTOR, "FOR" THE RATIFICATION OF KPMG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018, "FOR" THE APPROVAL OF THE PLAN OF LIQUIDATION AND DISSOLUTION OF THE COMPANY, "FOR" THE APPROVAL OF THE ADJOURNMENT OF THE ANNUAL MEETING AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.**

SEE REVERSE SIDE

(Continued and to be signed on reverse side)

▲ TO VOTE BY MAIL, PLEASE DETACH HERE ▲

Please mark vote as indicated in this example **X**

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" THE FOLLOWING PROPOSALS.

1. ELECTION OF DIRECTORS — FOR ALL ☐ WITHHOLD ALL ☐

   01. ADRIAN B. CORBIERE
   02. MEREDITH W. MENDES
   03. DANIEL L. GOODWIN
   04. MICHAEL W. REID
   05. MITCHELL A. SABSHON

(INSTRUCTION: To withhold authority to vote for any specific nominee(s), mark "For All" and strike a line through that nominee(s') name(s) or number(s) in the list above.)

2. RATIFICATION OF SELECTION OF KPMG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018. — FOR ☐ AGAINST ☐ ABSTAIN ☐

3. APPROVAL OF THE PLAN OF LIQUIDATION AND DISSOLUTION OF THE COMPANY. — FOR ☐ AGAINST ☐ ABSTAIN ☐

4. APPROVAL OF THE ADJOURNMENT OF THE ANNUAL MEETING. — FOR ☐ AGAINST ☐ ABSTAIN ☐

CHECK HERE ONLY IF YOU PLAN TO ATTEND THE MEETING IN PERSON. ☐

Date:______________________________, 2018

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